UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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SOLID BIOSCIENCES INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 16, 2020
Dear Stockholders,
You are cordially invited to attend the 2020 annual meeting of stockholders (the “Annual Meeting”) of Solid Biosciences Inc. (the “Company”), which will be held on June 16, 2020 at 8:00 a.m., Eastern Time, at the offices of the Company, 141 Portland Street, 5th Floor, Cambridge, MA 02139*, to consider and vote upon the following proposals:
1.
The election of three Class II Directors, Matthew Arnold, Adam Stone and Lynne Sullivan (the “Director Nominees”), to our Board of Directors (the “Board”), each to serve until the 2023 annual meeting of stockholders and until the election and qualification of his or her successor (the “Director Proposal”);

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (the “Auditor Proposal”);
3.	The approval of the Solid Biosciences Inc. 2020 Equity Incentive Plan (the “Plan Proposal”); and
4.	The transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Our Board has fixed the close of business on April 20, 2020 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment of that meeting.
We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. On or about April 28, 2020, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials and our 2019 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The Notice contains instructions on how to access those documents and to cast your vote via the Internet or by telephone. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2019 Annual Report to Stockholders. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the 2019 Annual Report to Stockholders by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.
Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, please vote as soon as possible by submitting your proxy via the Internet or telephone as indicated on the proxy card or by signing, dating and returning the proxy card. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee.

We intend to hold the Annual Meeting in person; however, we are actively monitoring the COVID-19 pandemic and are sensitive to the public health and travel concerns our stockholders, employees and directors may have and the restrictions or protocols that federal, state, and local governments may impose on in-person meetings. In the event it is not possible or advisable to hold the Annual Meeting in person, we will issue a press release (which we will also file with the Securities and Exchange Commission) announcing alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication, as promptly as practicable. Please also monitor our investor relations website at https://investors.solidbio.com for updated information. If you are planning to attend the Annual Meeting, please check the website in the days leading up to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting regardless of whether you intend to attend in person.
BY ORDER OF THE BOARD OF DIRECTORS

Ilan Ganot
Co-Founder, President and Chief Executive Officer
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 16, 2020:
This proxy statement, the accompanying proxy card or voting instruction card and our 2019 Annual Report to Stockholders are available at: http://materials.proxyvote.com/83422E. These documents are also available to any stockholder who wishes to receive a paper copy by calling 617-337-4680 or emailing investors@solidbio.com.

Solid Biosciences Inc.
Proxy Statement

Page No.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE PROPOSALS	1
PROPOSAL NO. 1-ELECTION OF CLASS II DIRECTORS	5
CORPORATE GOVERNANCE	10
EXECUTIVE OFFICERS	19
EXECUTIVE COMPENSATION	20
PRINCIPAL STOCKHOLDERS	26
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	29
DELINQUENT SECTION 16(a) REPORTS	33
PROPOSAL NO. 2-RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020	34
PROPOSAL NO. 3-APPROVAL OF THE SOLID BIOSCIENCES INC. 2020 EQUITY INCENTIVE PLAN	36
HOUSEHOLDING	47
STOCKHOLDER PROPOSALS	48
OTHER MATTERS	49

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE PROPOSALS
The following are some questions that you, as a holder of common stock of Solid Biosciences Inc. (the “Company”), may have regarding the 2020 annual meeting of stockholders (the “Annual Meeting”) of the Company and the proposals and brief answers to such questions. We urge you to carefully read this entire proxy statement and the documents referred to in this proxy statement because the information in this section does not provide all the information that may be important to you as a stockholder of the Company with respect to the proposals.
Our Board of Directors (the “Board of Directors” or the “Board”) has made this proxy statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting, and any adjournment or postponement of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin on or about April 28, 2020.
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 16, 2020:
This proxy statement, the accompanying proxy card or voting instruction card and our 2019 Annual Report to Stockholders are available at: http://materials.proxyvote.com/83422E
You may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC, except for exhibits thereto, without charge upon written request to Solid Biosciences Inc., 141 Portland Street, 5th Floor, Cambridge, MA 02139, Attention: Investor Relations. Exhibits will be provided upon written request and payment of an appropriate processing fee.
In this proxy statement, the terms “we,” “us,” “our,” “the Company” refer to Solid Biosciences Inc. unless the context indicates otherwise.
THE ANNUAL MEETING
When and where will the Annual Meeting take place?
The Annual Meeting will be held on June 16, 2020 at 8:00 a.m., Eastern Time, at the offices of the Company, 141 Portland Street, 5th Floor, Cambridge, MA 02139.
We intend to hold the Annual Meeting in person; however, we are actively monitoring the COVID-19 pandemic and are sensitive to the public health and travel concerns our stockholders, employees and directors may have and the restrictions or protocols that federal, state, and local governments may impose on in-person meetings. In the event it is not possible or advisable to hold the Annual Meeting in person, we will issue a press release (which we will also file with the SEC) announcing alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication, as promptly as practicable. Please also monitor our investor relations website at https://investors.solidbio.com for updated information. If you are planning to attend the Annual Meeting, please check the website in the days leading up to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting regardless of whether you intend to attend in person.
What proposals are the stockholders being asked to consider?
At the Annual Meeting, you will be asked to vote upon:
1.
The election of three Class II Directors, Matthew Arnold, Adam Stone and Lynne Sullivan (the “Director Nominees”), to our Board of Directors, each to serve until the 2023 annual meeting of stockholders and until the election and qualification of his or her successor (the “Director Proposal”);

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (the “Auditor Proposal”);

3.	The approval of the Solid Biosciences Inc. 2020 Equity Incentive Plan (the “Plan Proposal”); and
4.	The transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
What are the recommendations of the Board?
The Board unanimously recommends that the stockholders vote “FOR” each of the Director Nominees, “FOR” the Auditor Proposal and “FOR” the Plan Proposal.
What is the Record Date for the Annual Meeting?
Holders of our common stock as of the close of business on April 20, 2020 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.
Who can vote at the Annual Meeting?
Stockholders who owned shares of our common stock on the Record Date may attend and vote at the Annual Meeting. There were 46,070,724 shares of our common stock outstanding on the Record Date. All shares of common stock have one vote per share and vote together as a single class.
What is the proxy card?
The proxy card enables you to appoint Ilan Ganot, Jennifer Ziolkowski and Lynette Herscha as your proxies at the Annual Meeting. By completing and returning or submitting the proxy card as described herein or in the Notice, you are authorizing these individuals to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend completing and returning or submitting your proxy card before the Annual Meeting date in the event your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares through a bank, broker or other nominee, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a “stockholder of record” who may vote at the Annual Meeting, and we are sending these proxy materials or the Notice directly to you. You can vote by proxy over the Internet or telephone by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials.
Beneficial Owner
If, on the Record Date, your shares were held through a bank, broker or other nominee, you are considered the beneficial owner of shares held “in street name,” and these proxy materials or the Notice are being forwarded to you by your bank, broker or other nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from your bank, broker or other nominee. To obtain a valid proxy, you must make a special request of your bank, broker or other nominee. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Annual Meeting.

What is the quorum required for the Annual Meeting?
The representation in person or by proxy of holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present at the Annual Meeting.
Assuming that a quorum is present, what vote is required to approve the proposals to be voted upon at the Annual Meeting?
•	The election of each Director Nominee requires the affirmative vote of a plurality of votes cast “FOR” the applicable seat on the Board of Directors.
•	The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting.
•	The Plan Proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting.
How do I vote?
Stockholders have four voting options. You may vote using one of the following methods:
1.	Internet. To vote by the Internet, please go to the following website: www.proxyvote.com and follow the instructions at that site for submitting your proxy electronically.
2.	Telephone. To vote by telephone, please call 1-800-690-6903 and follow the instructions provided on the proxy card.
3.
Mail. If you requested or received a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the Annual Meeting in the envelope provided.

4.
In Person. You may come to the Annual Meeting and cast your vote there. The Board recommends that you vote by proxy even if you plan to attend the Annual Meeting. If your shares of common stock are held through a bank, broker or other nominee, or, in other words, in “street name”, and you wish to vote in person at the Annual Meeting, you must bring a letter from your bank, broker or other nominee identifying you as the beneficial owner of the shares and authorizing you to vote such shares at the Annual Meeting.

Telephone and Internet voting for stockholders of record will be available up until 11:59 p.m., Eastern Time, on June 15, 2020, and mailed proxy cards must be received by June 15, 2020 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.
The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.
What are the effects of not voting or abstaining? What are the effects of broker non-votes?
If you do not vote by virtue of not being present in person or by proxy at the Annual Meeting, your shares will not be counted for purposes of determining the existence of a quorum.
Abstentions will be counted for the purpose of determining the existence of a quorum. However, they will have no effect on the Director Proposal. Abstentions will have the effect of a vote “AGAINST” the Auditor Proposal and the Plan Proposal.
Broker non-votes occur on a matter when a bank, broker or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Broker non-votes will be counted for the purpose of determining the existence of a quorum. The Director Proposal and the Plan Proposal are “non-routine” matters. If you do not instruct your bank, broker or other nominee how to vote with respect to the Director Proposal or the Plan Proposal, your bank, broker or other nominee may not vote with respect to such proposals and those votes will be counted as broker non-votes. However, in tabulating the voting result for the Director Proposal and the Plan Proposal, shares that constitute broker non-votes will have no effect on the Director Proposal or the Plan Proposal. The Auditor Proposal is considered a “routine” matter and a bank, broker or other nominee may generally exercise discretionary authority to vote on the Auditor Proposal.
What does it mean if I received more than one proxy card or Notice?
If your shares are registered differently or in more than one account, you will receive more than one proxy card or Notice. To make certain all of your shares are voted, please follow the instructions included on the Notice on how to access each proxy card and vote each proxy card by telephone or through the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.
What happens if I don’t indicate how to vote my proxy?
If you just sign or submit your proxy card without providing further instructions, your shares will be counted as a vote “FOR” each of the Director Nominees, “FOR” the Auditor Proposal and “FOR” the Plan Proposal.
What if I change my mind after I return my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:
•	sending a written notice to our secretary at 141 Portland Street, 5th Floor, Cambridge, MA 02139, stating that you would like to revoke your proxy of a particular date;
•	voting again at a later time, but prior to the date of the Annual Meeting, via the Internet or telephone;
•	signing or submitting another proxy card with a later date and returning it before the polls close at the Annual Meeting; or
•	attending the Annual Meeting and voting in person.
Please note, however, that if your shares are held of record by a bank, broker or other nominee, you must instruct your bank, broker or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the bank, broker or other nominee. If your shares are held in street name, and you wish to attend and vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the bank, broker or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares. Simply attending the Annual Meeting will not constitute a revocation of your proxy.
Who will bear the costs of the proxy solicitation?
We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means.
When will the voting results be announced?
We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1—ELECTION OF CLASS II DIRECTORS
Our Board is divided into three classes, with one class of our directors standing for election each year. Directors in each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office for a three-year term until the election and qualification of their successors and subject to their earlier death, resignation or removal. In accordance with our certificate of incorporation and bylaws, our directors may fill existing vacancies on the Board by appointment. The members of the classes are divided as follows:
•	the Class I Directors are Robert Huffines, Adam Koppel, Sukumar Nagendran and Rajeev Shah and their term will expire at the annual meeting of stockholders to be held in 2022;
•	the Class II Directors are Matthew Arnold, Adam Stone and Lynne Sullivan and their term expires at the Annual Meeting; and
•	the Class III Directors are Martin Freed, Ilan Ganot, Ian Smith and Andrey Zarur and their term will expire at the annual meeting of stockholders to be held in 2021.
Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our Board. Our certificate of incorporation and bylaws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office.
Our Board, on the recommendation of our nominating and corporate governance committee, has nominated Matthew Arnold, Adam Stone and Lynne Sullivan for re-election as Class II Directors at the Annual Meeting. Each director that is elected at the Annual Meeting will be elected to serve for a three year term that will expire at our annual meeting of stockholders to be held in 2023.
If no contrary indication is made, proxies in the accompanying form will be voted “FOR” Matthew Arnold, Adam Stone and Lynne Sullivan or, in the event that any of these candidates is not a candidate or is unable to serve as a director at the time of election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.
We have no formal policy regarding board diversity, however, we give consideration to diversity when evaluating potential new directors. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and adherence to high ethical standards. Certain individual skills and qualifications of our directors, which we believe contribute to the effectiveness of the Board as a whole, are described in the paragraphs below.
Information Regarding Directors
The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director.
Recommendation of the Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Nominees for Election to the Board
Term Expiring at the
2023 Annual Meeting of Stockholders, if elected at the Annual Meeting (Class II)
Name	Age	Position Held
Matthew Arnold	50	Director
Adam Stone	41	Director
Lynne Sullivan	54	Director
Matthew Arnold is a founding member of Solid and has served as a member of our Board of Directors since our inception in 2013. A former energy executive, since 2009, Mr. Arnold has been actively working with startup businesses in the United Kingdom and Europe, primarily in the technology and clean tech sectors. He holds an M.S. from the University of Virginia and a B.A. from Duke University. Mr. Arnold is qualified to serve on our Board of Directors because of his extensive management and board experience with startup companies and his background in finance.
Adam Stone has served as a member of our Board of Directors since November 2015. Mr. Stone is currently the Chief Investment Officer of Perceptive Advisors, a life science focused hedge fund, where he has worked since May 2006. Mr. Stone received a B.A. from Princeton University. Mr. Stone is qualified to serve on our Board of Directors because of his extensive experience developing early-stage biotech and healthcare companies.
Lynne Sullivan has served as a member of our Board of Directors since November 2015. Ms. Sullivan served as the Chief Financial Officer for Compass Therapeutics, LLC, a biotechnology company (“Compass”), from December 2018 to August 2019. Prior to Compass, Ms. Sullivan served as Biogen’s Senior Vice President of Finance from 2016 to December 2018, where she also served as Vice President of Tax and Corporate Finance from February 2015 to March 2016 and Vice President of Tax from April 2008 to February 2015. Ms. Sullivan is currently a member of the board of directors of resTORbio, Inc. and BiomX Inc., both of which are public biopharmaceutical companies. Ms. Sullivan also serves on the board of Inheris Biopharma, Inc., a private biopharmaceutical company. She received an M.S. in Taxation from Bentley University and a B.S.B.A. from Suffolk University. Ms. Sullivan was a Certified Public Account for over 20 years. Ms. Sullivan is qualified to serve on our Board of Directors because of her extensive experience in public accounting and financial expertise and her experience working in the healthcare sector.

Members of the Board Continuing in Office
Term Expiring at the
2022 Annual Meeting of Stockholders (Class I)
Name	Age	Position Held
Robert Huffines	55	Director
Adam Koppel	50	Director
Sukumar Nagendran	54	Director
Rajeev Shah	43	Director
Robert Huffines has served as a member of our Board of Directors since December 2013. Mr. Huffines joined J.P. Morgan, a leading global financial services firm, in 1991 and currently serves as the Global Chairman of Investment Banking, a position he has held since February 2017. Throughout his career at J.P. Morgan, Mr. Huffines has held various leadership positions, including serving as Co-Head of the Global Healthcare Investment Banking Group from 2002 to 2010 and Vice Chairman from 2011 to January 2017. Mr. Huffines received an M.B.A. from the University of Virginia and a B.A. from the University of North Carolina. Mr. Huffines is qualified to serve on our Board of Directors based on his over 25 years of experience advising healthcare companies and his leadership experience.
Adam Koppel, M.D., Ph.D. has served as a member of our Board of Directors since October 2017. Dr. Koppel rejoined Bain Capital, a global investment firm, in 2016 as a Managing Director of Bain Capital Life Sciences. He initially joined Bain Capital Public Equity in 2003 where he was a leader within the healthcare sector until mid-2014. During the period from mid-2014 to mid-2016, Dr. Koppel worked at Biogen Inc. (“Biogen”), a biotechnology company, where he served as EVP of Corporate Development and Chief Strategy Officer. Prior to joining Bain Capital in 2003, Dr. Koppel was an Associate Principal at McKinsey & Co., a management consulting firm, where he served a variety of healthcare companies. Dr. Koppel currently serves on the board of directors of Aptinyx Inc. and Dicerna Pharmaceuticals, Inc., both public biotechnology companies. Previously, Dr. Koppel served on the board of directors of Trevena Inc. and PTC Therapeutics, Inc. Dr. Koppel also serves as a member of the board of directors for a number of private companies. Dr. Koppel received an M.D. and Ph.D. in Neuroscience from the University of Pennsylvania School of Medicine. He also received an M.B.A. from The Wharton School at the University of Pennsylvania, where he was a Palmer Scholar. He graduated magna cum laude from Harvard University with an A.B. and A.M. in History and Science. Dr. Koppel is qualified to serve on our Board of Directors because of his extensive leadership experience, his public company board experience and his experience working in the healthcare sector.
Sukumar Nagendran, M.D. has served as a member of our Board of Directors since September 2018. Since February 2020, Dr. Nagendran has served as Chief Medical Officer of an unnamed biopharmaceutical holding company. Prior to that, he was most recently the Chief Medical Officer & Senior Vice President of AveXis Inc., a clinical-stage gene therapy company (“AveXis”), from September 2015 to July 2018, prior to the company’s acquisition by Novartis. Prior to AveXis, Dr. Nagendran was Vice President of Medical Affairs of Quest Diagnostics, a provider of diagnostic information services, from March 2013 to September 2015. Prior to Quest Diagnostics, Dr. Nagendran held key leadership positions at Pfizer, Novartis, Daiichi Sankyo, and Reata Pharmaceuticals. Prior to moving to the biotech industry, Dr. Nagendran practiced internal medicine, with a focus on diabetes and cardiovascular disease. He is a Mayo Alumni Laureate and founding member of the Robert Wood Johnson Legacy Society. He is also the sponsor for the Fonseca-Nagendran Scholar award at the American Diabetes Association to enhance research in minority populations. Dr. Nagendran received his undergraduate degree in Biochemistry from Rutgers University and his M.D. from Rutgers Medical School and trained in Internal Medicine at Mayo Clinic, Rochester. Dr. Nagendran is qualified to serve on our Board of Directors because of his extensive leadership experience and his experience working in the healthcare sector.

Rajeev Shah has served as a member of our Board of Directors since March 2017. Mr. Shah has been a managing partner at RA Capital Management, L.P., a multi-stage investment manager dedicated to evidence-based investing in public and private healthcare and life science companies that are developing drugs, medical devices, and diagnostics, since 2004. Mr. Shah is also a member of the board of directors of Eidos Therapeutics, Inc., Kala Pharmaceuticals, Inc., Satsuma Pharmaceuticals, Inc.,. and Black Diamond Therapeutics, Inc., each a public biopharmaceutical company. Mr. Shah was previously a member of the board of directors of KalVista Pharmaceuticals, Inc. from June 2015 through April 2018 and Ra Pharmaceuticals, Inc. from July 2015 through April 2020, both public pharmaceutical companies. Mr. Shah received a B.A. in Chemistry from Cornell University. Mr. Shah is qualified to serve on our Board of Directors because of his extensive leadership experience, his public company board experience and his experience investing in life science companies.

Term Expiring at the
2021 Annual Meeting of Stockholders (Class III)
Name	Age	Position(s) Held
Ilan Ganot	46	Co-Founder, President, Chief Executive Officer and Director
Andrey Zarur	49	Co-Founder and Chairman of the Board of Directors
Martin Freed	59	Director
Ian F. Smith	54	Director
Ilan Ganot is one of our co-founders and has served as our Chief Executive Officer and as a member of our Board of Directors since our inception in 2013. Mr. Ganot has served as our President since June 2018. Previously, Mr. Ganot served as an investment banker at JPMorgan Chase & Co., a leading global financial services firm, from September 2011 to September 2013. From October 2008 to August 2011, Mr. Ganot served as a banker at Nomura Securities Co., Ltd., a securities and investment banking company, and from September 2003 to September 2008, at Lehman Brothers, a global financial services firm. Mr. Ganot received his M.B.A. from London Business School and holds law and business degrees from the Interdisciplinary Center in Herzliya, Israel. Mr. Ganot also practiced corporate law in Israel and was a Captain in the Israeli Defense Forces. He is qualified to serve on our Board of Directors because of his personal dedication to improving treatments available for DMD patients and his extensive leadership experience.
Andrey Zarur, Ph.D. is one of our co-founders and has served as the Chairman of our Board of Directors since our inception in 2013. Dr. Zarur co-founded GreenLight Biosciences Inc., a biotechnology company, in August 2008, and currently serves as its Chairman and Chief Executive Officer. From January 2006 to August 2014, he served as Managing General Partner of Kodiak Venture Partners, a venture capital firm. Dr. Zarur also serves as a member of the board of directors for a number of private companies. Dr. Zarur holds an M.S. and a Ph.D. from Massachusetts Institute of Technology and an undergraduate degree from Universidad Nacional Autónoma de México. Dr. Zarur is qualified to serve on our Board of Directors based on his over 20 years of experience in leading companies from clinical-stage drug development to global commercialization.
Martin Freed, M.D., F.A.C.P. has served as a member of our Board of Directors since June 2018. Dr. Freed has served as an independent consultant to several private pharmaceutical, biotechnology, and healthcare companies, specializing in clinical and general pharmaceutical development and clinical and regulatory strategy since February 2015. He co-founded and served as chief medical officer of Civitas Therapeutics, Inc., a biopharmaceutical company acquired by Acorda Therapeutics, Inc. (“Acorda”), from December 2010 to October 2014, and as senior vice president, clinical development of Acorda from October 2014 through January 2015. He has also served as chief medical officer at Adnexus Therapeutics, Inc. (acquired by Bristol-Myers Squibb), and Vitae Pharmaceuticals, Inc. Dr. Freed spent nearly 14 years at GlaxoSmithKline and its predecessor, SmithKline Beecham Pharmaceuticals or SmithKline Beecham, where he served numerous roles including vice president, clinical development and medical affairs in the metabolism therapeutic area. Dr. Freed currently serves on the board of directors of Dicerna Pharmaceuticals, Inc. Dr. Freed has been Board Certified in Internal Medicine, Nephrology and Clinical Pharmacology. He performed his internal medicine residency at Temple University Hospital and nephrology fellowship at Yale-New Haven Hospital. A Fellow of the American College of Physicians, Dr. Freed received a B.S. with distinction in biology from the University of Delaware and an M.D. from Pennsylvania State University’s College of Medicine. Dr. Freed is qualified to serve on our Board of Directors because of his extensive leadership experience, his public company board experience and his experience working in the healthcare sector.
Ian F. Smith has served as a member of our Board of Directors since April 2020. Mr. Smith has served as a consultant to us since February 2020. Mr. Smith previously served as Executive Vice President and Chief Operating Officer of Vertex Pharmaceuticals, a public biotechnology company, from September 2017 to January 2019 and prior to that served as Chief Financial Officer from October 2001 to September 2017. Prior to joining Vertex in 2001, Mr. Smith served as a partner in the Life Science and Technology Practice of Ernst & Young LLP, an accounting firm. Mr. Smith currently serves as director and chairman of the board of ViaCyte, Inc., a private biotechnology company. Previously, Mr. Smith served on the board of directors of Acorda Therapeutics and Infinity Pharmaceuticals, both public biotechnology companies, as well as other private biotechnology companies. He received a B.A. with honors in accounting and finance from Manchester Metropolitan (UK). Mr. Smith is qualified to serve on our Board of Directors because of his more than 20 years of finance and broad operating experience for public companies in the biopharmaceutical industry.

CORPORATE GOVERNANCE
General
We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a code of business conduct and ethics, which applies to all of our officers, directors and employees, and corporate governance guidelines and charters for our audit committee, our compensation committee, our clinical committee and our nominating and governance committee. We have posted copies of our code of business conduct and ethics and corporate governance guidelines, as well as each of our committee charters, on the “Governance” section of the “Investors” page of our website, www.solidbio.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed by law or Nasdaq listing standards. We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any stockholder upon written request to Solid Biosciences Inc., 141 Portland Street, 5th Floor, Cambridge, MA 02139, Attention: Investor Relations.
Corporate Governance Guidelines
Our Board of Directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. These guidelines, which provide a framework for the conduct of our Board’s business, provide that:
•	our Board’s principal responsibility is to oversee the management of the Company;
•	except as may be otherwise permitted by Nasdaq listing standards, a majority of the members of our Board shall be independent directors;
•	the independent directors meet at least twice annually in executive session;
•	directors have complete and open access to management and, as necessary and appropriate, independent advisors;
•	new directors participate in an orientation program and directors may be expected to participate in continuing director education; and
•	our Board will conduct a self-evaluation annually to determine whether it is functioning effectively.
Director Independence
Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our Board of Directors has determined that all members of the Board of Directors, except Ilan Ganot, Ian Smith and Andrey Zarur, are independent directors, as defined under applicable Nasdaq rules. In making such determination, our Board of Directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining his or her independence, including the beneficial ownership of our common stock by each non-employee director.
Our Board of Directors has determined that the composition of our committees currently complies with all applicable independence requirements of Nasdaq and the rules and regulations of the SEC.
Board Leadership Structure
It is the current policy of the Company that the positions of chief executive officer and chairman of the Board are held by different persons. Accordingly, our Board of Directors has appointed Dr. Zarur as the chairman of the Board of Directors. Dr. Zarur’s duties as chairman of the Board include the following:
•	meeting with any director who is not adequately performing his or her duties as a member of our Board of Directors or any committee;
•	facilitating communications between other members of our Board of Directors and the chief executive officer;
•	together with the lead independent director, preparing or approving the agenda for each board meeting; and
•	determining the frequency and length of board meetings and recommending when special meetings of our Board of Directors should be held.
Our Board of Directors believes that having a leadership structure with separate roles of chairman and chief executive officer offers the following benefits:
•	supporting the oversight of the Company and enhancing our Board’s objective evaluation of our chief executive officer;
•	freeing the chief executive officer to focus on company operations instead of Board administration;
•	providing the chief executive officer with an experienced sounding board; and
•	providing greater opportunities for communication between stockholders and our Board of Directors.
Although the roles of chairman and chief executive officer are currently separate, our Board of Directors believes it is appropriate for our chief executive officer to serve as a member of our Board of Directors.
Because our chairman is not an independent director, our Board has designated Mr. Stone as our lead independent director. Mr. Stone’s duties as lead independent director include the following:
•	with the chairman, establishing the agenda for regular board meetings and serving as chairman of the board in the absence of the chairman;
•	establishing the agenda for and presiding over meetings of the independent directors;
•	coordinating with the committee chairs regarding meeting agendas and informational requirements;
•	presiding over any portions of meetings of the Board at which the independence if the directors or performance of the non-independent chairman or independent directors is presented or discussed; and
•	serving as a liaison between the chief executive officers and non-independent chairman, on the one hand, and the independent directors, on the other.
The Board’s Role in Risk Oversight
Our Board of Directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board of Directors and its committees is to oversee the risk management activities of management. Our Board of Directors fulfills this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices.
In general, our Board of Directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our compensation committee oversees risk management activities relating to our compensation policies and practices and management succession planning; and our nominating and corporate governance committee oversees risk management activities relating to the composition of our Board of Directors and corporate governance. Each committee reports to the full Board of Directors on a regular basis, including reports with respect to the committee's risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full Board of Directors discuss particular risks.
Board Meetings
Our Board met 19 times during fiscal year 2019, including telephonic meetings. During the year, each of our directors attended 75% or more of the combined total number of meetings of the Board and the committees on which he or she served.
Committees of the Board
We have four standing committees: the audit committee, the compensation committee, the nominating and corporate governance committee and the clinical committee. Each of these committees has a written charter approved by our Board. A copy of each charter can be found on the “Governance” section of the “Investors” page of our website at www.solidbio.com.
Audit Committee
The members of our audit committee are Ms. Sullivan, Mr. Arnold and Dr. Koppel, with Ms. Sullivan serving as chair of the audit committee. Our Board of Directors has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act, and the applicable listing standards of Nasdaq. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board has examined each audit committee member’s employment and other experience. Our Board of Directors has determined that Ms. Sullivan qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, our Board has considered Ms. Sullivan’s formal education and previous and current experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee. Our audit committee met 9 times during fiscal year 2019.
Our audit committee’s responsibilities include, among other things:
•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;
•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	overseeing our risk assessment and risk management policies;
•	establishing procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions;
•	reviewing on a periodic basis our investment policy; and
•	preparing the audit committee report required by SEC rules.
We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.
Compensation Committee
The members of our compensation committee are Dr. Koppel, Mr. Shah and Mr. Stone, with Dr. Koppel serving as chair of the compensation committee. Our Board of Directors has determined that each of these individuals is independent as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee. Our compensation committee met 5 times during fiscal year 2019.
Our compensation committee’s responsibilities include, among other things:
•	reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our chief executive officer and our other executive officers;
•	overseeing an evaluation of our senior executives;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to our Board of Directors with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and
•	preparing the compensation committee report if and to the extent then required by SEC rules.
We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.
The compensation committee may delegate to one or more executive officers the power to grant options or other stock awards pursuant to our equity incentive plans to employees who are not directors or executive officers, subject to certain limitations. The compensation committee may also form and delegate its responsibilities to one or more subcommittees of the Board.
Our executive compensation program is administered by our compensation committee, subject to the oversight and approval of our full Board. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves or, as appropriate, makes recommendations to our Board for approval of our executive compensation program. Our chief executive officer recommends annual executive salary increases, annual equity awards and bonuses, if any, for the other executive officers, which are then reviewed and approved or adjusted by the compensation committee.
In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. In 2019, our compensation committee retained Radford, an AON Hewitt company, as its independent compensation consultant to provide comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally. The compensation committee also retained Radford for recommendations and review of non-employee director compensation in 2019. Although our compensation committee considers the advice and recommendations of Radford as to our executive compensation program, our compensation committee ultimately makes their own decisions about these matters. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.
Our director compensation program is administered by our Board with the assistance of the compensation committee.

Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Dr. Freed, Mr. Stone and Ms. Sullivan, with Mr. Stone serving as chair of the nominating and corporate governance committee. Our Board of Directors has determined that each of these individuals is independent as defined under the applicable listing standards of Nasdaq and SEC rules and regulations. Our nominating and corporate governance committee met one time during fiscal year 2019.
Our nominating and corporate governance committee’s responsibilities include, among other things:
•	determining the minimum qualifications for service on our Board of Directors;
•	evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;
•	identifying, evaluating, nominating and recommending candidates for membership on our Board of Directors;
•	evaluating nominations by stockholders of candidates for election to our Board of Directors;
•	considering and assessing the independence of members of our Board of Directors;
•	developing a set of corporate governance policies and principles and recommending to our Board of Directors any changes to such policies and principles;
•	overseeing, at least annually, the self-evaluation process of the Board of Directors and its committees;
•	overseeing our code of business conduct and ethics and approving any waivers thereof;
•	considering questions of possible conflicts of interest of directors as such questions arise; and
•	reviewing and evaluating on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.
We believe that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.
Clinical Committee
The members of our clinical committee are Dr. Freed, Dr. Koppel and Dr. Nagendran, with Dr. Freed serving as the chair of the clinical committee. Our clinical committee met 15 times during fiscal year 2019.
Our clinical committee’s responsibilities include, among other things:
•
providing strategic and/or operational clinical development and regulatory advice and making recommendations to management of the Company, as applicable, regarding current and planned research and development programs;

•	providing strategic and/or operation clinical and regulatory advice and guidance to management of the Company, as applicable, regarding advancement of clinical studies or programs; and
•	advising the Board, as requested, regarding potential clinical and/or regulatory issues related to potential licensing and acquisition opportunities.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to our directors, executive officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is available on the Investor Relations portion of our website, www.solidbio.com. The nominating and corporate governance committee of our Board of Directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers of, any provision of the Code of Conduct.

Director Nomination Process
Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board, and recommending the persons to be nominated for election as directors.
Director Qualifications
In evaluating director nominees, the nominating and corporate governance committee and our Board will consider, among other things, the following factors:
•	relevant expertise upon which to be able to offer and advice and guidance to management;
•	having sufficient time to devote to the affairs of the Company;
•	demonstrated excellence in his or her field;
•	dedication to the Company’s mission;
•	having the ability to exercise sound business judgment;
•	having the commitment to represent the interests of the Company’s stockholders; and
•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience.
The nominating and corporate governance committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of the Board, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.
The nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the Board. The committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of the Company and its stockholders. The committee believes it is appropriate for our chief executive officer to serve as a member of our Board. Our directors’ performance and qualification criteria are reviewed periodically by the nominating and corporate governance committee.
Identification and Evaluation of Nominees for Directors
The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for Board service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective or expertise.
If any member of our Board does not wish to continue in service or if our Board decides not to re-nominate a member for re-election, the nominating and corporate governance committee will identify a new nominee that meets the criteria above. The committee generally inquires of our Board and members of management for their recommendations. The committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of suggested candidates. Final candidates, if other than our current directors, would be interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best contribute to the success of the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our Board.
We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations.
Under our bylaws, stockholders wishing to nominate a candidate for director should write to our secretary. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2021 annual meeting of stockholders, the recommendation should be received by our secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals”. Such submissions must state the nominee’s name, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, as well as other information required by our bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
Director Attendance at Annual Meetings
Although the Company does not have a formal policy regarding attendance by members of our Board at our Annual Meeting, we encourage all of our directors to attend. Nine members of our Board serving at the time attended, in person or by teleconference, our 2019 annual meeting of stockholders.
Communications with Our Board
Stockholders seeking to communicate with our Board should submit their written comments to Solid Biosciences Inc., 141 Portland Street, 5th Floor, Cambridge, MA 02139, Attention: Secretary. Our secretary will forward such communications to each member of our Board; provided that, if in the opinion of our secretary, it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).
Non-Employee Director Compensation
During 2019, we did not provide any compensation to Mr. Ganot, our President and Chief Executive Officer, for his service as a member of our Board. Mr. Ganot’s compensation as an executive officer is set forth below under “Executive Compensation-2019 Summary Compensation Table.”
Non-employee director compensation is set by our Board of Directors at the recommendation of our compensation committee. In 2019, the compensation committee retained Radford, an AON Hewitt company, to assist in assessing our non-employee director compensation program and provide recommendations with respect to the compensation program.
Under our current director compensation program, we pay our non-employee directors a cash retainer for their service on the Board of Directors and for their service on each committee of which the director is a member. The chairs of each committee receive higher retainers for such service. These fees are payable in arrears in equal semi-annual installments not later than the 15th business day following the end of the second and fourth calendar quarters, provided that the amount of such payment will be prorated for any portion of such semi-annual period that the director is not serving on the Board, on such committee or in such position, and no fee shall be payable in respect of any period prior to the completion of our initial public offering. The fees paid to non-employee directors for their service on the Board of Directors and for their service on each committee of the Board of Directors of which the director is a member are as follows:
Committee	Member Annual Fee	Chairperson Incremental Annual Fee
Board of Directors	$35,000	$35,000
Audit Committee	7,500	7,500
Clinical Committee	7,500	7,500
Compensation Committee	5,000	5,000
Nominating and Governance Committee	4,000	4,000

We also reimburse our non-employee directors for reasonable out-of-pocket business expenses incurred in connection with the performance of their duties as directors, including travel expenses in connection with their attendance in person at our Board of Director and committee meetings.
In addition, under our current director compensation program, each new non-employee director elected to our Board of Directors receives an option (the “Initial Option”) to purchase 20,000 shares of our common stock under our 2018 Omnibus Incentive Plan (the “2018 Plan”). Each of these options vest in equal annual installments over a three-year period measured from the date of grant, subject to the director’s continued service as a director. Further, on the date of our annual meeting of stockholders, each non-employee director that has served on our Board of Directors for at least six months prior to such annual meeting receives an option (the “Annual Option”) to purchase 10,000 shares of our common stock under our 2018 Plan. Each of these options vest in full on the earlier to occur of the one-year anniversary of the grant date and immediately prior to our first annual meeting of stockholders occurring after the grant date, subject to the director’s continued service as a director. All options granted to our non-employee directors under our director compensation program will be issued at exercise prices equal to the fair market value of our common stock on the date of grant and will become exercisable in full in the event of a change in control.
In March 2020, our Board of Directors amended our director compensation program such that (i) the Initial Option will be an option to purchase 40,000 shares of our common stock, and (ii) the Annual Option will be an option to purchase 20,000 shares of our common stock.
This program is intended to provide compensation for our non-employee directors in a manner that enables us to attract and retain outstanding director candidates and reflects the substantial time commitment necessary to oversee our affairs. We also seek to align the interests of our directors and our stockholders, and we have chosen to do so by compensating our non-employee directors with a mix of cash and equity-based compensation.
The table below shows the compensation paid to our non-employee directors during 2019.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Andrey Zarur, Ph.D.	70,000	2,369,704(3)	100,000(5)	2,539,704
Matthew Arnold	42,500	39,965(4)	—	82,465
Martin Freed, M.D., F.A.C.P.	54,000	39,965(4)	—	93,965
Robert Huffines	35,000	39,965(4)	—	74,965
Adam Koppel, M.D., Ph.D.	60,000	39,965(4)	—	99,965
Sukumar Nagendran, M.D.	42,500	39,965(4)	—	82,465
Rajeev Shah	40,000	39,965(4)	—	79,965
Adam Stone	48,000	39,965(4)	—	87,965
Lynne Sullivan	54,000	39,965(4)	—	93,965
(1)
The amount in this column represents the aggregate grant date fair value of the award as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the award reported in this column are set forth in Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)
As of December 31, 2019, our non-employee directors held options to purchase shares of our common stock as follows: Dr. Zarur: 130,000 shares; Mr. Arnold: 20,000 shares; Dr. Freed: 30,000 shares; Mr. Huffines: 20,000 shares; Dr. Koppel: 20,000 shares; Dr. Nagendran: 30,000 shares; Mr. Shah: 20,000 shares; Mr. Stone: 20,000 shares; and Ms. Sullivan: 20,000 shares.

(3)
Consists of: (i) in respect of his services as a consultant to us for the year ended December 31, 2019, an option to purchase 10,000 shares of our common stock granted on January 2, 2019 that vested in its entirety on the first anniversary of the grant and (ii) in respect of his services as a consultant to us for the three years ended December 31, 2018, an option to purchase 100,000 shares of our common stock granted on January 2, 2019 which is subject to vesting in equal annual installments over three years from the vesting start date of January 2, 2020 through and including January 2, 2023. The compensation arrangements we have with Dr. Zarur for his services to us as a consultant are described below in “Certain Relationships and Related Person Transactions—Related-Person Transactions—Other Arrangements.”

(4)	Consists of an option to purchase 10,000 shares of our common stock granted on June 13, 2019.
(5)	Consists of payments made to Dr. Zarur in consideration for his consulting services provided to the company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF SOLID BIOSCIENCES INC.
The audit committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of our financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of our independent registered public accounting firm, (3) the performance of our internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the Board.
Management is responsible for the preparation of the Company’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2019. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and SEC. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.
Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 that was filed with the SEC.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SOLID BIOSCIENCES INC.
Lynne Sullivan, Chairperson
Matthew Arnold
Adam Koppel, M.D., Ph.D.

EXECUTIVE OFFICERS
Set forth below are the names, ages and positions of our current executive officers and directors as of April 20, 2020.
Name	Age	Position(s) held
Ilan Ganot	46	Co-founder, President, Chief Executive Officer and Director
Lynette Herscha	48	Chief Legal Officer and Secretary
Carl Morris, Ph.D.	50	Chief Scientific Officer
Joel Schneider, Ph.D.	35	Chief Technology Officer
Jennifer Ziolkowski	46	Chief Financial Officer and Treasurer
Executive Officers
Lynette Herscha has served as our Chief Legal Officer and Secretary since January 2019. Prior to joining us, she served as General Counsel, Secretary and a member of the Executive Team at Concert Pharmaceuticals, Inc., a public biopharmaceutical company, from 2017 to 2018 and its Vice President, Legal and Assistant Secretary from 2014 to 2017. Before joining Concert Pharmaceuticals, Ms. Herscha held various senior legal positions at Momenta Pharmaceuticals, Inc., a public biotechnology company, from 2006 to 2014, and Phase Forward, Inc., a public technology company, from 2000 to 2006. She began her career at the law offices of Fulbright & Jaworski. Ms. Herscha holds a J.D. from Boston University School of Law and a B.A. from Boston University.
Carl Morris, Ph.D. has served as our Chief Scientific Officer since June 2017, and previously served as our Senior Vice President of Research and Development from September 2015 to June 2017. Prior to joining us, Dr. Morris held various leadership positions within Pfizer Inc.’s (“Pfizer”) Rare Disease Research Unit from January 2010 to August 2015, including serving as a Senior Director, Director and Senior Principal Scientist. Prior to Pfizer, Dr. Morris held various positions within the Tissue Repair unit at Wyeth Pharmaceuticals, Inc., a pharmaceutical company acquired by Pfizer. Dr. Morris was an Assistant Professor at Boston University School of Medicine and a founding faculty member of the Muscle and Aging Research Unit. He is also co-founder and a member of the board of directors of Breed Nutrition Inc. Dr. Morris holds a B.A. in Biology from Franklin Pierce College and a Ph.D. in Physiology from UCLA.
Joel Schneider, Ph.D. has served as our Chief Technology Officer and Head of Exploratory Research and Development since June 2017. Dr. Schneider also served as an Analyst from March 2014 to March 2015, a Director from March 2015 to January 2017 and our Vice President of Research and Development from January 2017 to June 2017. Prior to joining us, Dr. Schneider completed a postdoctoral fellowship at Harvard University in the Department of Stem Cell and Regenerative Biology from January 2013 to 2014. He holds a Ph.D. in Cell Biology and Molecular Medicine from Rutgers University and a B.A. in Biology from Brandeis University.
Jennifer Ziolkowski has served as our Chief Financial Officer and Treasurer since May 2017. Prior to joining us, she served as the Head of Sales Operations, North America for Philips Healthcare, a healthcare company, from 2014 to 2017 and as its Senior Director of Finance, North America from 2012 to 2014. Ms. Ziolkowski served as Controller of Medical Consumables and Sensors from 2010 to 2012, Director of Finance of Imaging Systems from 2008 to 2010, Senior Director of Finance and Corporate Controller from 2007 to 2008 at TransMedics, Inc., a medical device company, and held various finance and corporate development leadership positions at Cytyc Corporation, a medical technology company, from 2001 to 2007. From 1996 to 2001, Ms. Ziolkowski gained significant experience at PricewaterhouseCoopers LLP where she served as a Senior Transaction Services Consultant and as Audit Senior and Staff in the Boston Technology Group. Ms. Ziolkowski holds a B.S. in Accounting from Boston College and is a Certified Public Accountant.

EXECUTIVE COMPENSATION
The following information describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers (the “Named Executive Officers”). The Named Executive Officers for the year ended December 31, 2019 are:
•	Ilan Ganot, our President and Chief Executive Officer;
•	Jorge Quiroz, M.D., our former Chief Medical Officer; and
•	Alvaro Amorrortu, our former Chief Operating Officer.
2019 Summary Compensation Table
The following table contains information about the compensation paid to or earned by each of our Named Executive Officers during the most recently completed fiscal year.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Total ($)
Ilan Ganot, President and Chief Executive Officer	2019	520,000	193,050	2,622,879	3,335,929
	2018	450,000	247,500	5,286,270	5,983,770
Jorge Quiroz, M.D., Former Chief Medical Officer(3)	2019	412,500	113,400	1,015,308	1,541,208
Alvaro Amorrortu, Former Chief Operating Officer(4)	2019	400,000	108,000	1,015,308	1,523,308
	2018	330,000	132,000	2,380,736	2,842,736
(1)	Represents annual bonuses paid to the Named Executive Officers after the completion of each calendar year at the discretion of the Board of Directors.
(2)
The amount in this column represents the aggregate grant date fair value of the award as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the award reported in this column are set forth in Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

(3)	Dr. Quiroz’s employment terminated on January 15, 2020.
(4)	Mr. Amorrortu’s employment terminated on January 15, 2020.
Narrative to Summary Compensation Table
Base Salary. In 2019, we paid our Named Executive Officers base salaries as follows: Mr. Ganot: $520,000; Dr. Quiroz: $412,500; and Mr. Amorrortu: $400,000. For 2020, our Board of Directors increased the base salary amount for Mr. Ganot to $535,000.
We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our Named Executive Officers. None of our Named Executive Officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.
Annual Bonus. Our board of directors may, in its discretion, award bonuses to our Named Executive Officers from time to time. Our employment agreements with our Named Executive Officers provide (or provided, in the case of Dr. Quiroz and Mr. Amorrortu) that they will be eligible for annual performance-based bonuses up to a specified percentage of their salary, subject to approval by our Board of Directors. Performance-based bonuses, which are calculated as a percentage of base salary, are designed to motivate our employees to achieve annual goals based on our strategic, financial and operating performance objectives. From time to time, our Board of Directors has approved discretionary annual cash bonuses to our Named Executive Officers with respect to their prior year performance.
With respect to 2019, our Board of Directors awarded discretionary bonuses of $193,050, $113,400 and $108,000 to Mr. Ganot, Dr. Quiroz and Mr. Amorrortu, respectively.
Equity Incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incents our executive officers to remain in our employment during the vesting period. Accordingly, our Board of Directors periodically reviews the equity incentive compensation of our Named Executive Officers and from time to time may grant equity incentive awards to them in the form of stock options.
In January 2019, we granted options to purchase 155,000 shares of our common stock to Mr. Ganot and 60,000 shares of our common stock to each of Dr. Quiroz and Mr. Amorrortu. These options vest in equal annual installments over a term of four years from the date of grant.
Our employees and executives are eligible to receive stock options and other stock-based awards pursuant to the 2018 Plan.
We use stock options to compensate our executive officers in the form of initial grants in connection with the commencement of employment and also at various times, often but not necessarily annually, if we have performed as expected or better than expected. None of our executive officers is currently party to an employment agreement that provides for automatic award of stock options. We have granted stock options to our executive officers with time-based vesting. The options that we have granted to our executive officers typically become exercisable as to 25% of the shares underlying the option on the first anniversary of the grant date and as to an additional 25% of the original number of shares underlying the option annually thereafter. Vesting rights cease upon termination of employment and exercise rights cease shortly after termination, except that vesting is fully accelerated upon certain terminations in connection with a change of control and exercisability is extended in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents.
The exercise price of all stock options granted after the closing of our initial public offering is equal to the fair market value of shares of our common stock on the date of grant, which is determined by reference to the closing market price of our common stock on the date of grant.
Employment Agreements
We have entered into employment agreements with each of our Named Executive Officers. The employment agreements set forth the terms of the Named Executive Officers’ compensation, including their base salary, and annual performance bonus opportunity. In addition, the employment agreements provide that, subject to eligibility requirements under the plan documents governing such programs and our policies, the Named Executive Officers are (or were, in the case of Dr. Quiroz and Mr. Amorrortu) entitled, on the same basis as our other employees, to participate in and receive benefits under, any medical, vision and dental insurance policy maintained by us and we will pay, consistent with our then-current employee benefit policy, a portion of the cost of the premiums for any such insurance policy in which the Named Executive Officer elects to participate. Each Named Executive Officer will also be eligible (or was eligible, in the case of Dr. Quiroz and Mr. Amorrortu) to receive paid vacation time, sick time, and Company holidays consistent with our policies as then in effect from time to time and equity awards at such times and on such terms and conditions as the Board of Directors may determine. Each Named Executive Officer’s employment is (or was, in the case of Dr. Quiroz and Mr. Amorrortu) at will.
Employment Agreement with Ilan Ganot
On January 25, 2019, we entered into an employment agreement with Mr. Ganot, our President and Chief Executive Officer, which employment agreement amended and restated the terms of his existing agreement (with the exception of the restrictive covenant provisions contained therein).
Pursuant to his employment agreement, Mr. Ganot is entitled to an annual base salary of $520,000, effective as of January 1, 2019, which base salary will be reviewed by the Board of Directors from time to time and is subject to change in the discretion of the Board of Directors. Mr. Ganot is also eligible to earn an annual performance bonus, with a target bonus amount equal to up to 55% of his base salary, based upon the Board’s assessment of his performance and the Company’s attainment of targeted goals as set by the Board in its sole discretion. The bonus may be in the form of cash, equity award(s), or a combination of cash and equity.
Mr. Ganot will remain bound by proprietary rights, non-disclosure, developments, non-competition and non-solicitation obligations pursuant to the restrictive covenants in his existing employment agreement, which provisions shall remain in full force and effect. Under these restrictive covenants, he has agreed not to compete with us during his employment and for a period of one year after the termination of his employment (provided that he is not restricted from promoting treatments for, or endeavoring to cure, DMD), not to solicit our employees, consultants, or actual or prospective customers or business relations during his employment and for a period of one year after the termination of his employment, and to protect our confidential and proprietary information indefinitely.
Mr. Ganot’s employment agreement and his employment may be terminated: (1) upon his death or at our election due to his “disability”; (2) at our election, with or without “cause”; and (3) at his election, with or without “good reason” (as such terms are defined in his employment agreement).
In the event of the termination of Mr. Ganot’s employment by us without cause, or by Mr. Ganot for good reason, prior to or more than twelve months following a “change in control” (as defined in his employment agreement), Mr. Ganot is entitled to receive his base salary that has accrued and to which he is entitled as of the termination date, to the extent consistent with Company policy, accrued but unused paid time off through and including the termination date, unreimbursed business expenses for which expenses he has timely submitted appropriate documentation, and other amounts or benefits to which he is entitled in accordance with the terms of the benefit plans then-sponsored by us, which we refer to collectively as the Ganot Accrued Obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor, Mr. Ganot is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination.
In the event of the termination of Mr. Ganot’s employment by us without cause, or by Mr. Ganot for good reason, within twelve months following a change in control, he is entitled to receive the Ganot Accrued Obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor, he is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 18 months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 18 months following his date of termination, (3) a lump sum payment equal to 150% of his target bonus for the year in which his employment is terminated or, if higher, his target bonus immediately prior to the change in control and (4) full vesting acceleration of any then-unvested equity awards that vest based solely based on the passage of time held by Mr. Ganot, such that any such equity awards held by him become fully exercisable or non-forfeitable as of the termination date.
If Mr. Ganot’s employment is terminated for any other reason, including as a result of his death or disability, for cause, or voluntarily by him without good reason, our obligations under the employment agreement cease immediately, and he is only entitled to receive the Ganot Accrued Obligations.
Employment Agreement with Jorge Quiroz
On January 25, 2019, we entered into an employment agreement with Dr. Quiroz, our former Chief Medical Officer, which employment agreement amended and restated the terms of his existing agreement (with the exception of the restrictive covenant provisions contained therein).
Pursuant to his employment agreement, Dr. Quiroz was entitled to an annual base salary of $412,500, effective as of January 1, 2019, which base salary was subject to change in the discretion of the Board of Directors. Dr. Quiroz was also eligible to earn an annual performance bonus in the form of cash, equity award(s), or a combination of cash and equity, with a target bonus amount equal to up to 40% of his base salary, based upon the Board’s assessment of his performance and the Company’s attainment of targeted goals as set by the Board in its sole discretion.
Dr. Quiroz will remain bound by proprietary rights, non-disclosure, developments, non-competition and non-solicitation obligations pursuant to the restrictive covenants in his existing employment agreement, which provisions shall remain in full force and effect. Under these restrictive covenants, he has agreed not to compete with us during his employment and for a period of one year after the termination of his employment, not to solicit our employees, consultants, or actual or prospective customers or business relations during his employment and for a period of one year after the termination of his employment, and to protect our confidential and proprietary information indefinitely.
In the event of the termination of Dr. Quiroz’s employment by us without cause, or by Dr. Quiroz for good reason, prior to or more than twelve months following a “change in control” (as defined in his employment agreement), Dr. Quiroz is entitled to receive his base salary that has accrued and to which he is entitled as of the termination date, to the extent consistent with Company policy, accrued but unused paid time off through and including the termination date, unreimbursed business expenses for which expenses he has timely submitted appropriate documentation, and other amounts or benefits to which he is entitled in accordance with the terms of the benefit plans then-sponsored by us. In addition, subject to his execution and nonrevocation of a release of claims in our favor, Dr. Quiroz is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination.
Dr. Quiroz’s employment was terminated by us without cause effective January 15, 2020. In connection with his departure, we will pay Dr. Quiroz, pursuant to the terms of his employment agreement, the severance amounts described above. In addition, we agreed to extend the time he will have to exercise his outstanding vested stock options to January 15, 2021.
Employment Agreement with Alvaro Amorrortu
On January 25, 2019, we entered into an employment agreement with Mr. Amorrortu, our former Chief Operating Officer, which employment agreement amended and restated the terms of his existing agreement (with the exception of the restrictive covenant provisions contained therein).
Pursuant to his employment agreement, Mr. Amorrortu was entitled to an annual base salary of $400,000, effective as of January 1, 2019, which base salary was subject to change in the discretion of the Board of Directors. Mr. Amorrortu was also eligible to earn an annual performance bonus in the form of cash, equity award(s), or a combination of cash and equity, with a target bonus amount equal to up to 40% of his base salary, based upon the Board’s assessment of his performance and the Company’s attainment of targeted goals as set by the Board in its sole discretion.
Mr. Amorrortu will remain bound by proprietary rights, non-disclosure, developments, non-competition and non-solicitation obligations pursuant to the restrictive covenants in his existing employment agreement, which provisions shall remain in full force and effect. Under these restrictive covenants, he has agreed not to compete with us during his employment and for a period of one year after the termination of his employment, not to solicit our employees, consultants, or actual or prospective customers or business relations during his employment and for a period of one year after the termination of his employment, and to protect our confidential and proprietary information indefinitely.
In the event of the termination of Mr. Amorrortu’s employment by us without cause, or by Mr. Amorrortu for good reason, prior to or more than twelve months following a “change in control” (as defined in his employment agreement), Mr. Amorrortu is entitled to receive his base salary that has accrued and to which he is entitled as of the termination date, to the extent consistent with Company policy, accrued but unused paid time off through and including the termination date, unreimbursed business expenses for which expenses he has timely submitted appropriate documentation, and other amounts or benefits to which he is entitled in accordance with the terms of the benefit plans then-sponsored by us. In addition, subject to his execution and nonrevocation of a release of claims in our favor, Mr. Amorrortu is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination.

Mr. Amorrortu’s employment was terminated by us without cause effective January 15, 2020. In connection with his departure, we will pay Mr. Amorrortu, pursuant to the terms of his employment agreement, the severance amounts described above. In addition, we agreed to extend the time he will have to exercise his outstanding vested stock options to January 15, 2021.
2019 Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding equity awards held by our Named Executive Officers as of December 31, 2019.
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)(8)
Ilan Ganot	48,250(1)	144,750(1)	37.89	July 25, 2028
	—	155,000(2)	22.93	January 23, 2029
Jorge Quiroz					19,169(4)	85,302
					23,960(5)	106,622
	11,765(3)	35,296(3)	26.23	February 14, 2028
	—	60,000(2)	22.93	January 23, 2029
Alvaro Amorrortu					8,419(6)	37,465
					10,029(7)	44,629
	33,664(3)	100,993(3)	26.23	February 14, 2028
	—	60,000(2)	22.93	January 23, 2029
(1)	This option was granted on July 25, 2018 under the 2018 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including July 25, 2022.
(2)
This option was granted on January 23, 2019 under the 2018 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including January 23, 2023.

(3)
This option was granted on February 14, 2018 under the 2018 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including February 14, 2022.

(4)
Consists of restricted stock awards granted under our Solid Biosciences, LLC Amended and Restated Equity Incentive Plan. The grant was made on September 12, 2017 and is subject to vesting in equal annual installments over four years from the vesting start date through and including September 12, 2021.

(5)
Consists of restricted stock awards granted under our Solid Biosciences, LLC Amended and Restated Equity Incentive Plan. The grant was made on December 7, 2017, vested as to 25% on the first anniversary of the vesting start date and is subject to equal semi-annual vesting installments thereafter through and including February 14, 2022.

(6)
Consists of restricted stock awards granted under our Solid Biosciences, LLC Amended and Restated Equity Incentive Plan. The grant was made on September 12, 2017, vested as to 25% on the first anniversary of the vesting start date and is subject to equal monthly vesting installments thereafter through and including September 12, 2021.

(7)
Consists of restricted stock awards granted under our Solid Biosciences, LLC Amended and Restated Equity Incentive Plan. The grant was made on December 7, 2017, vested as to 25% on the first anniversary of the vesting start date and is subject to equal monthly vesting installments thereafter through and including January 30, 2022.

(8)	Based on the $4.45 closing sale price of our common stock on December 31, 2019 as reported by the Nasdaq Global Select Market.
On January 27, 2020, we granted a stock option to Mr. Ganot for the right to buy 142,000 shares of our common stock. The options have an exercise price of $3.47 per share, vest in four equal annual installments beginning on January 27, 2021 and expire on January 27, 2030. In addition, we granted Mr. Ganot 71,000 restricted stock units on January 27, 2020. The restricted stock units vest in two equal installments. Fifty percent will vest six months after the grant date with the remaining fifty percent vesting on the first anniversary of the grant date.
401(k) Retirement Plan
We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $19,000 in 2019, and have the amount of the reduction contributed to the 401(k) plan. Participants over the age of 50 are entitled to an additional catch-up contribution up to the statutorily prescribed limit, equal to $6,000 in 2019.

Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information about our equity compensation plans as of December 31, 2019.
Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	2,856,075	$22.18	2,144,925
Equity compensation plans not approved by security holders	—	—	—
Total	2,856,075	$22.18	2,144,925
(1)	Reflects shares issuable upon exercise of options and settlement of RSUs.
(2)	The weighted-average exercise price does not include RSUs, which have no exercise price.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our common stock as of February 15, 2020 by (i) each person whom we know to beneficially own more than 5% of our outstanding common stock (a “5% stockholder”), (ii) each director, (iii) each Named Executive Officer and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the address of each executive officer and director is c/o Solid Biosciences Inc., 141 Portland Street, Fifth Floor, Cambridge, MA 02139.
The number of shares of common stock “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of shares of our common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after February 15, 2020. The percentage of beneficial ownership in the table below is based on 46,068,049 shares of common stock deemed to be outstanding as of February 15, 2020.
Unless otherwise indicated below, and subject to community property laws where applicable, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Perceptive Life Sciences Master Fund LTD(1)	6,749,803	14.65%
Entities affiliated with RA Capital Management, L.P.(2)	4,571,164	9.92%
Gilad Hayeem(3)	4,441,972	9.64%
BCLS SB Investco, LP(4)	3,871,164	8.40%
Boxer Capital, LLC(5)	3,379,269	6.99%
Named Executive Officers and Directors:
Ilan Ganot(6)	1,504,482	3.26%
Alvaro Amorrortu(7)	236,074	*
Jorge Quiroz, M.D.(8)	266,622	*
Andrey Zarur, Ph.D.(9)	746,294	1.62%
Matthew Arnold(10)	3,510,997	7.62%
Martin Freed, M.D., F.A.C.P.(11)	60,429	*
Robert Huffines(12)	10,000	*
Adam Koppel, M.D., Ph.D.(13)	3,881,164	8.42%
Sukumar Nagendran, M.D.(14)	40,924	*
Rajeev Shah(15)	4,581,164	9.94%
Ian Smith(16)	—	—
Adam Stone(17)	10,000	*
Lynne Sullivan(18)	10,000	*
All current directors and executive officers as a group (15 persons)(19)	15,410,390	33.12%
*	Less than one percent.
(1)
Consists of shares held by Perceptive Life Sciences Master Fund LTD (the “Master Fund”). Perceptive Advisors LLC is the investment manager to Master Fund and may be deemed to beneficially own the securities directly held by the Master Fund. Joseph Edelman is the managing member of Perceptive Advisors LLC. Perceptive Advisors LLC and Mr. Edelman may be deemed to beneficially own the shares held by the Master Fund. The address of Perceptive is 51 Astor Place, 10th Floor, New York, NY 10003. Perceptive reports that it holds shared voting power and shared dispositive power with respect to all shares held by it. Based on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2020.

(2)
Consists of (a) 2,962,610 shares held by RA Capital Healthcare Fund, L.P. (“RA Capital Fund”), (b) 608,554 shares held by Blackwell Partners LLC—Series A (“Blackwell”) and (c) 1,000,000 shares that RA Capital Fund and Blackwell purchased in connection with the closing of our initial public offering. RA Capital Management, L.P. (“RA Capital”) is the investment manager for RA Capital Fund and Blackwell. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Dr. Peter Kolchinsky and Mr. Shah are the managing members. Investment decisions with respect to the shares held by RA Capital Fund and Blackwell are made by a portfolio management team at RA Capital of which Rajeev Shah, a member of our Board of Directors, is a member. RA Capital Management, L.P., RA Capital Management GP, LLC, Dr. Kolchinsky and Mr. Shah may be deemed indirect beneficial owners of the shares held by RA Capital Healthcare Fund, L.P. and Blackwell Partners LLC – Series A. RA Capital Management, L.P., RA Capital Management GP, LLC, Dr. Kolchinsky and Mr. Shah expressly disclaim beneficial ownership over all shares held by RA Capital Healthcare Fund, L.P. and Blackwell Partners LLC – Series A, except to the extent of their pecuniary interest therein, and disclaim any pecuniary interest in the shares held by Blackwell Partners LLC – Series A. The address for each of RA Capital Fund, Blackwell, and RA Capital is c/o 200 Berkeley Street, 18th Floor, Boston, MA 02116. Entities affiliated with RA Capital report that they hold shared voting power and shared dispositive power with respect to all shares held by them.

(3)
All shares are held by DTMG Bermuda Limited (“DTMG”), which is owned and controlled by Gilad Hayeem. Mr. Hayeem and DTMG report that they hold shared voting power and shared dispositive power with respect to all shares held. The address for Mr. Hayeem and DTMG is c/o Hunton Andrews Kurth LLP, Attn: Eric Markus, 2200 Pennsylvania Avenue, NW, Washington, DC 20037. In connection with estate planning activities, Mr. Hayeem sold units of the Company equivalent to approximately 353,050 shares to a sub-trust of an employee-benefit trust established by a former employer of Mr. Hayeem. Such sub-trust has as its beneficiaries Mr. Hayeem and his family. Because Mr. Hayeem does not exercise investment or voting control of the shares held by such sub-trust, such shares do not appear in the table above. Based on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2020 and on information provided to us by Mr. Hayeem.

(4)
Consists of shares held by BCLS SB Investco, LP (“BCLS”). The governance, investment strategy and decision-making process with respect to investments held by BCLS is directed by Bain Capital Life Sciences Investors, LLC, whose managers are Jeffrey Schwartz and Adam Koppel, a member of our Board of Directors. As a result, each of Bain Capital Life Sciences Investors, LLC, Mr. Schwartz and Dr. Koppel may be deemed to share voting and dispositive power over the shares held by BCLS. The address of BCLS is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(5)
Consists of (a) 1,031,872 shares held by Boxer Capital, LLC (“Boxer Capital”) for which Boxer Capital, Boxer Asset Management Inc. (“Boxer Management”) and Joe Lewis hold shared voting power and shared dispositive power, (b) 2,158,329 shares of common stock which may be acquired upon the exercise of warrants held by Boxer Capital within 60 days of February 15, 2020 for which Boxer Capital, Boxer Management and Joe Lewis hold shared voting power and shared dispositive power, (c) 11,488 shares held by Braslyn Ltd. (“Braslyn”) for which Braslyn and Joe Lewis hold shared voting power and shared dispositive power, (d) 40,210 shares held by MVA Investors, LLC (“MVA Investors”) for which MVA Investors and Aaron Davis hold shared voting power and shared dispositive power and (e) 137,370 shares of common stock which may be acquired upon the exercise of warrants held by MVA Investors within 60 days of February 15, 2020 for which MVA Investors and Aaron Davis hold shared voting power and shared dispositive power. Boxer Management is the managing member and majority owner of Boxer Capital. Joe Lewis is the sole indirect beneficial owner of and controls Boxer Management and Braslyn. MVA Investors is the independent, personal investment vehicle of certain employees of Boxer Capital. Aaron Davis is a member of and has voting and dispositive power over securities held by MVA Investors. The address of Boxer Capital, MVA Investors, LLC and Aaron Davis is 11682 El Camino Real, Suite 320, San Diego, CA 92130. The address of Boxer Management, Braslyn and Joe Lewis is Cay House, EP Taylor Drive N7776, Lyford Cay, New Providence, Bahamas. Based on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2020.

(6)
Consists of (a) 1,063,000 shares held by Mr. Ganot as an individual, (b) 60,631 shares held by Mr. Ganot and Ms. Ganot as joint tenants with right of survivorship, (c) 290,914 shares held by Mr. Adam Ganot and Ms. Ganot, as trustees for the Ilan Ganot 2017 Irrevocable Trust, (d) 87,000 shares of common stock underlying options held by Mr. Ganot that are exercisable as of February 15, 2020 or will become exercisable within 60 days after such date and (e) 2,937 shares held by Mr. Ganot’s wife.

(7)
Consists of (a) 153,746 shares of common stock owned by Mr. Amorrortu and (b) 82,238 shares of common stock underlying options held by Mr. Amorrortu that are exercisable as of February 15, 2020 or will become exercisable within 60 days after such date.

(8)
Consists of (a) 228,092 shares of common stock owned by Dr. Quiroz and (b) 38,530 shares of common stock underlying options held by Dr. Quiroz that are exercisable as of February 15, 2020 or will become exercisable within 60 days after such date.

(9)
Consists of (a) 691,105 shares held by Dr. Zarur as an individual, (b) 45,000 shares of common stock underlying options held by Dr. Zarur that are exercisable as of February 15, 2020 or will become exercisable within 60 days after such date and (c) 10,189 shares held by Dr. Zarur’s wife.

(10)
Consists of (a) 3,500,997 shares of common stock owned by Mr. Arnold and (b) 10,000 shares of common stock underlying options held by Mr. Arnold that are exercisable as of February 15, 2020 or will become exercisable within 60 days after such date.

(11)
Consists of (a) 53,763 shares of common stock owned by Dr. Freed and (b) 6,666 shares of common stock underlying options held by Dr. Freed that are exercisable as of February 15, 2020 or will become exercisable within 60 days after such date.

(12)	Consists of 10,000 shares of common stock underlying options held by Mr. Huffines that are exercisable as of February 15, 2020 or will become exercisable within 60 days after such date.
(13)
Consists of shares held by BCLS. Dr. Koppel is a manager of Bain Capital Life Sciences Investors, LLC and as a result, by virtue of the relationships described in footnote (4) above, may be deemed to share beneficial ownership of the shares held by BCLS. The address of Dr. Koppel is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, Massachusetts 02116. In addition, the amount consists of 10,000 shares of common stock underlying options held by Dr. Koppel that are exercisable as of February 15, 2020 or will become exercisable within 60 days after such date.

(14)
Consists of (a) 34,258 shares of common stock owned by Dr. Nagendran and (b) 6,666 shares of common stock underlying options held by Dr. Nagendran that are exercisable as of February 15, 2020 or will become exercisable within 60 days after such date.

(15)
Consists of shares held by RA Capital as described in Footnote (2) above. Mr. Shah disclaims beneficial ownership of all shares held by RA Capital Fund and Blackwell, except to the extent of his pecuniary interest therein, and disclaims any pecuniary interest in the shares held by Blackwell Partners LLC – Series A. The address for each of RA Capital Fund, Blackwell, and RA Capital is c/o 200 Berkeley Street, 18th Floor, Boston, MA 02116. Entities affiliated with RA Capital report that they hold shared voting power and shared dispositive power with respect to all shares held by them. In addition, the amount consists of 10,000 shares of common stock underlying options held by Mr. Shah that are exercisable as of February 15, 2020 or will become exercisable within 60 days after such date.

(16)	Mr. Smith joined our Board of Directors in April 2020.
(17)
Mr. Stone is Chief Investment Officer of Perceptive Advisors LLC. Mr. Stone disclaims beneficial ownership of the shares held by Perceptive. The address of Mr. Stone is 51 Astor Place, 10th Floor, New York, NY 10003. In addition, the amount consists of 10,000 shares of common stock underlying options held by Mr. Stone that are exercisable as of February 15, 2020 or will become exercisable within 60 days after such date.

(18)	Consists of 10,000 shares of common stock underlying options held by Ms. Sullivan that are exercisable as of February 15, 2020 or will become exercisable within 60 days after such date.
(19)	Includes 571,882 shares of common stock underlying options that are exercisable as of February 15, 2020 or will become exercisable within 60 days after such date.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policy for Approval of Related-Person Transactions
We have adopted a written related-person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related-person transaction,” the related person must report the proposed related-person transaction to our general counsel. The policy calls for the proposed related-person transaction to be reviewed by and if deemed appropriate approved by, the audit committee of our Board of Directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review and, in its discretion, may ratify the related-person transaction. The policy also permits the chair of the audit committee to review, and if deemed appropriate approve, proposed related-person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related-person transactions that are ongoing in nature will be reviewed annually.
A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:
•	the related person’s interest in the related-person transaction;
•	the approximate dollar amount involved in the related-person transaction;
•	the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the related-person transaction; and
•
any other information regarding the related-person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The audit committee may impose any conditions on the related-person transaction that it deems appropriate.
The policy provides that transactions involving compensation of executive officers will be reviewed and approved by the compensation committee of our Board of Directors in the manner specified in its charter.
Related-Person Transactions
In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Non-Employee Director Compensation,” we describe transactions since January 1, 2018 to which we have been or will be a participant, in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of our total assets at year end for each of the last two completed fiscal years and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock (“5% Security Holders”), or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Limited Liability Company Agreement of Solid Biosciences, LLC
Solid Biosciences, LLC was party to a limited liability company agreement (the “LLC Agreement”) with its members that terminated upon the Corporate Conversion. Under the terms of the LLC Agreement, Series A Common Unit holders were entitled to designate two individuals to serve on our board of managers. Pursuant to this provision, the two board appointees were Mssrs. Arnold and Huffines. Mr. Huffines is an employee of J.P. Morgan Securities LLC, a participating underwriter in our initial public offering. An affiliate of J.P. Morgan Securities LLC owned in excess of 10% of our issued and outstanding common stock immediately prior to our initial public offering. See “Underwriting—Conflicts of Interest” in our prospectus filed with the SEC filed on January 29, 2018 for a description of services that the underwriters provided to us in connection with our initial public offering.
Corporate Conversion
In connection with our Corporate Conversion, Solid Biosciences, LLC unitholders received 26,498,559 shares of common stock for all units held immediately prior to the Corporate Conversion. The existing units held by our executive officers, directors and 5% Security Holders were converted on the same basis as all other holders of such units.
As result of the Corporate Conversion, the holders of Series A Common Units of Solid Biosciences, LLC became holders of shares of our common stock.
Amended and Restated Registration Rights Agreement
We are party to an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), dated March 29, 2017, with certain of our stockholders (the “Investors”), which includes our 5% Security Holders and entities affiliated with certain of our directors. The Registration Rights Agreement provides the Investors the right, subject to certain conditions, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing.
Participation in Initial Public Offering
In our initial public offering, certain of our 5% stockholders and their affiliates purchased an aggregate of 2,300,000 shares of our common stock. Each of those purchases was made through the underwriters at the initial public offering price of $16.00 per share. The following table sets forth the aggregate number of shares of our common stock that these 5% stockholders and their affiliates purchased in our initial public offering:
Purchaser(1)	Shares of Common Stock	Total Purchase Price
Entities affiliated with RA Capital Management L.P.	1,000,000	$16,000,000
Perceptive Advisors LLC	1,000,000	$16,000,000
BCLS SB Investco, LP	300,000	$4,800,000
(1)	See “Principal Stockholders” above for more information about the shares held by the below identified entities.

Private Placement
On July 25, 2019, we entered into a definitive agreement with respect to the private placement of (i) 10,607,525 shares of our common stock at a price per share of $4.65 and (ii) 2,295,699 pre-funded warrants to purchase shares of our common stock at a price per warrant of $4.64, to a group of accredited investors. Each pre-funded warrant is exercisable for one share of common stock at an exercise price of $0.01 and the pre-funded warrants have no expiration date. We completed this private placement on July 30, 2019, resulting in approximately $60.0 million in gross proceeds to us, before deducting offering costs of $2.1 million. The number of shares that each of our directors, executive officers and holders of more than 5% of our voting securities purchased and the aggregate purchase price paid for such shares is set forth in the table below.
Name	Number of Shares of Common Stock Purchased	Number of Warrant Shares Underlying Pre-Funded Warrants Purchased	Purchase Price
DTMG Bermuda Limited	903,226		$4,200,000.90
Perceptive Life Sciences Master Fund, Ltd.	2,822,581		$13,125,001.65
BCLS SB Investco, LP	1,881,720		$8,749,998.00
RA Capital Healthcare Fund, L.P.	1,593,629		$7,410,374.85
Blackwell Partners LLC - Series A	288,091		$1,339,623.15
Matthew B. Arnold	677,419		$3,149,998.35
Martin I. Freed	53,763		$249,997.95
Sukumar Nagendran	32,258		$149,999.70
Ilan Ganot	21,505		$99,998.25
Carl Morris	21,505		$99,998.25
MVA Investors, LLC		137,370	$637,396.80
Boxer Capital, LLC		2,158,329	$10,014,646.56
Other Arrangements
We employ Annie Ganot, one of our Co-Founders and the wife of Ilan Ganot, as Director, Patient Advocacy. Mr. Ganot is our CEO and a member of our Board of Directors. Ms. Ganot receives an annual salary and bonus payments of less than $200,000.
In respect of his services as a consultant to us for the three years ended December 31, 2018, on January 2, 2019, we granted Dr. Zarur an option to purchase 100,000 shares of our common stock. In respect of his services as a consultant to us for the year ended December 31, 2019, (i) on January 2, 2019, we granted Dr. Zarur an option to purchase 10,000 shares of our common stock, and (ii) we paid him $100,000. In respect of his services as a consultant to us for the year ending December 31, 2020, (i) on January 2, 2020, we granted Dr. Zarur an option to purchase 10,000 shares of our common stock, and (ii) we will pay him $100,000.
In connection with the termination of his employment, we entered into a consulting agreement with Dr. Quiroz, effective as of January 15, 2020, pursuant to which Dr. Quiroz will assist with the transition of his duties to our executive management team. Dr. Quiroz will be compensated at a rate of $500 per hour for his services under the consulting agreement. The term of the consulting agreement will continue until July 15, 2020. Either we or Dr. Quiroz will be able to terminate the consulting agreement at any time, with or without cause (as defined therein).
In connection with the termination of his employment, we entered into a consulting agreement with Mr. Amorrortu, effective as of January 15, 2020, pursuant to which Mr. Amorrortu will assist with the transition of his duties to our executive management team. Mr. Amorrortu will be compensated at a rate of $500 per hour for his services under the consulting agreement. The term of the consulting agreement will continue until July 15, 2020. Either we or Mr. Amorrortu will be able to terminate the consulting agreement at any time, with or without cause (as defined therein).
In respect of his services as a consultant to us for the period from February 1, 2020 through July 31, 2020, we granted Mr. Smith an option to purchase 60,000 shares of our common stock.

Indemnification Agreements
We entered into agreements to indemnify our directors and executive officers in connection with our initial public offering. These agreements require us, among other things, to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such persons in any action or proceeding, including any action by or in our right, on account of any services undertaken by any such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These Section 16 reporting persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based solely on a review of reports furnished to us, or written representations from reporting persons, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for the fiscal year ended December 31, 2019 by Section 16(a) under the Exchange Act, with the exception of a Form 4/A filed by Ilan Ganot on February 12, 2020 to report an option grant to Mr. Ganot’s wife that, at the time of filing the original Form 4 on January 29, 2020, was inadvertently omitted.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020
Stockholders are being asked to ratify the appointment by the audit committee of the Board of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020. PricewaterhouseCoopers LLP has served as the company’s independent registered public accounting firm since 2017.
The audit committee is solely responsible for selecting the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Stockholder approval is not required to appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Board believes that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is good corporate governance. If stockholders do not ratify this appointment, the audit committee will reconsider whether to retain PricewaterhouseCoopers LLP. If the selection of PricewaterhouseCoopers LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders.
A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
Audit Fees and Services
The following table represents aggregate fees billed to us by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2019 and 2018:
	2019	2018
Audit fees	$646,500	$698,300
Audit-related fees	—	20,000
Tax fees	20,148	75,158
All other fees	2,756	2,756
Total	$669,404	$796,214
The services rendered by PricewaterhouseCoopers LLP in connection with the fees presented above were as follows:
Audit Fees
Audit fees consist of amounts for professional services rendered for audit and quarterly reviews of our 2019 and 2018 financial statements as well as review of our registration statements on Form S-3 and Form S-1 in 2019 and 2018, respectively.
Audit-Related Fees
Audit-related fees consist of amounts for professional services rendered related to the implementation of an accounting standard in the year prior to its adoption.
Tax Fees
Tax fees consist of fees for professional services related to tax compliance and consultations.
All Other Fees
All other fees include license fees for web-based accounting research tools.

Pre-approval Policies
The audit committee has not adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm and, consequently, all audit and non-audit services are pre-approved by the whole audit committee or the chair of the audit committee. All fees for the fiscal years ended December 31, 2019 and 2018 were so pre-approved.
Recommendation of the Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3—APPROVAL OF THE SOLID BIOSCIENCES INC. 2020 EQUITY INCENTIVE PLAN
Why We Are Requesting Stockholder Approval of the 2020 Equity Incentive Plan
We are asking our stockholders to approve the Solid Biosciences Inc. 2020 Equity Incentive Plan, which we refer to in this Proposal No. 3 as the Plan. Our Board believes that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. We believe that our stock-based compensation programs are central to this objective. On April 15, 2020, upon the recommendation of our compensation committee, and subject to stockholder approval, the Board adopted the Plan. The Plan is intended to replace our 2018 Omnibus Incentive Plan, which we refer to in this Proposal No. 3 as the Existing Plan, which is the only omnibus equity incentive plan under which the Company currently grants awards, and which plan expires pursuant to its terms on December 18, 2027. If the stockholders approve the Plan at the Annual Meeting, then we will not grant any new awards under the Existing Plan after the Annual Meeting. Awards outstanding under the Existing Plan, however, will remain in effect pursuant to their terms and the terms of the Existing Plan.
If stockholders approve the Plan, subject to adjustment in the event of stock splits and other similar events, awards may be made under the Plan for up to the sum of (i) 3,000,000 shares of common stock and (ii) such additional number of shares of common stock (up to 4,879,025 shares) as is equal to (x) the number of shares of common stock reserved for issuance under the Existing Plan that remain available for grant under the Existing Plan immediately prior to the date the Plan is approved by the Company’s stockholders and (y) the number of shares of common stock subject to awards granted under the Existing Plan, which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company pursuant to a contractual repurchase right.
As of April 15, 2020, options to purchase 2,984,108 shares of common stock were outstanding under the Existing Plan with a weighted-average remaining term of 8.71 years and a weighted-average exercise price of $17.86 per share, restricted stock units with respect to 1,020,430 shares of common stock were outstanding and an additional 874,487 shares of common stock were reserved for future awards under the Existing Plan. Our compensation committee considered our historic burn rate levels and the impact of utilizing regular annual equity compensation grants in determining how long the amended share authorization could potentially last. We expect the share authorization under the Plan to provide us with enough shares for awards for up to two years, with such timing dependent on a variety of factors, including the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Plan could last for a shorter or longer time.
The shares available for grant under the Plan would facilitate our ability to continue to grant equity incentives which is vital to our ability to fully engage and attract and retain the highly skilled individuals required to support our retention and growth in the extremely competitive labor markets in which we compete. Our employees are some of our most valuable assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. We strongly believe that the approval of the Plan is instrumental to our continued success.
Accordingly, our Board believes adoption of the Plan is in the best interests of the Company and its stockholders and unanimously recommends that stockholders vote “FOR” the approval of the 2020 Equity Incentive Plan.
Highlights of the Plan
•	No Evergreen. The Plan does not provide for any automatic increase in the number of shares of common stock available for issuance under the Plan.
•
No Liberal Share Recycling. The Plan prohibits the re-granting of (i) shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations, (ii) shares that were subject to a stock appreciation right (“SAR”) and were not issued upon the net settlement or net exercise of such award, or (iii) shares repurchased on the open market using proceeds from the exercise of an award.

•	No Repricing of Options or SARs. The Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval.
•	No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.
•
No Reload Options or SARs. No options or SARs granted under the Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.

•	No Dividend Equivalents on Options or SARs. No options or SARs granted under the Plan may provide for the payment or accrual of dividend equivalents.
•
Dividends & Dividend Equivalents on Restricted Stock, Restricted Stock Units and Other-Stock Based Awards Not Paid Until Award Vests. Any dividends or dividend equivalents granted with respect to restricted stock, restricted stock units or other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which it is granted.

•
Limit on Awards to Non-Employee Directors. The maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted to any individual non-employee director in his or her capacity as a non-employee director in any calendar year may not exceed $500,000 in the case of an incumbent non-employee director or $1,000,000 in the case of the first year of service of a non-employee director. Fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and amounts paid to a non-employee director as a reimbursement for an expense will not count against this limitation. Exceptions to this limitation may only be made by our Board, in its discretion, in extraordinary circumstances, provided that the non-employee director receiving the additional compensation does not participate in the decision to award such compensation. Cash and awards granted under the Plan to non-employee directors in their capacity as our consultants or advisors are not subject to this limitation.

•
Material Amendments Require Stockholder Approval. Stockholder approval is required prior to an amendment to the Plan that would (i) materially increase the number of shares authorized, (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.

•	Administered by an Independent Committee. The Plan is administered by our compensation committee, which is made up entirely of independent directors.
Information Regarding Overhang and Dilution
In developing our share request for the Plan and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate”.
Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future awards and (c) the number of shares outstanding. As of April 15, 2020, there were 2,984,108 shares underlying all option awards outstanding, 1,020,430 shares underlying all restricted stock unit awards outstanding, 874,487 shares available for future award, and the common shares outstanding as of April 15, 2020 was 46,070,724. Accordingly, our overhang at April 15, 2020 was 9.6%. If the 3,000,000 additional shares proposed to be authorized for grant under the Plan are included in the calculation, our overhang on April 15, 2020 would have been 14.6%.

Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2019 and 2018 calendar years as well as an average over those years.
Calendar Year	Awards Granted(1)	Basic Weighted Average Number of Common Shares Outstanding	Gross Burn Rate(2)
2019	1,966,699	39,326,983	5.0%
2018	1,185,207	33,262,957	3.6%
Two-Year Average	1,575,953	36,294,790	4.3%
(1)	Awards granted includes shares subject to stock options and shares subject to restricted stock unit awards, in each case counted on a one-for-one basis.
(2)	“Gross burn rate” which we define as the number of equity awards granted in the year divided by the basic weighted average number of common shares outstanding.
Description of the Plan
The following is a brief summary of the Plan, a copy of which is attached as Appendix A to this proxy statement. References to our Board in this summary will include our compensation committee or any similar committee appointed by our Board to administer the Plan.
Types of Awards; Shares Available for Awards; Share Counting Rules
The Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, SARs, restricted stock, restricted stock units, other stock-based awards and cash awards as described below, which we collectively refer to as awards.
Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the Plan for up to the sum of 3,000,000 shares of our common stock plus such additional number of shares of our common stock (up to 4,879,025 shares) as is equal to (x) the number of shares of the Company’s common stock reserved for issuance under the Existing Plan that remain available for grant under the Existing Plan immediately prior to the date that the Plan is approved by the Company’s stockholders and (y) the number of shares of common stock subject to awards granted under the Existing Plan, which awards expire, terminate or are otherwise surrendered, cancelled or forfeited or repurchased by the Company pursuant to a contractual repurchase right. Any or all of the awards may be in the form of incentive stock options, subject to any limitations under the Code.
The Plan provides that the maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted to any individual non-employee director in his or her capacity as a non-employee director in any calendar year may not exceed $500,000 in the case of an incumbent non-employee director or $1,000,000 in the case of the first year of service of a non-employee director. Fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and amounts paid to a non-employee director as a reimbursement for an expense will not count against this limitation. Exceptions to this limitation may only be made by our Board, in its discretion, in extraordinary circumstances, provided that the non-employee director receiving the additional compensation does not participate in the decision to award such compensation. Cash and awards granted under the Plan to non-employee directors in their capacity as our consultants or advisors are not subject to this limitation.
For purposes of counting the number of shares available for the grant of awards under the Plan, all shares of common stock covered by SARs will be counted against the number of shares available for the grant of awards. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that a restricted stock unit award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the Plan. In addition, if we grant an SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan.

Shares covered by awards under the Plan that expire or are terminated, surrendered, or cancelled without having been exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of an SAR, the number of shares counted against the shares available for the grant of awards under the Plan and against the non-employee director limit will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.
Shares of common stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the Plan. Shares purchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.
In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board may grant awards under the Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our Board determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the Plan. Any such substitute awards will not count against the overall share limits of the Plan, except as required by reason of Section 422 and related provisions of the Code.
Descriptions of Awards
Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the option grant. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option”. Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If our Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash, by check, (ii) except as may otherwise be provided in the applicable option agreement or approved by our Board, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable option agreement or approved by our Board, and subject to certain conditions, by delivery of shares of common stock to us owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our Board, by any other lawful means (but not by a promissory note of the participant), or (vi) by any combination of these forms of payment. No option granted under the Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the Plan may provide for the payment or accrual of dividend equivalents.
Stock Appreciation Rights. An SAR is an award entitling the holder, upon exercise, to receive a number of shares of our common stock, or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The Plan provides that the measurement price of an SAR may not be less than the fair market value of our common stock on the date the SAR is granted (provided, however, that if our Board approves the grant of an SAR effective as of a future date, the measurement price will not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the Plan may provide for the payment or accrual of dividend equivalents.
Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the Plan) and grant in substitution therefor new awards under the Plan (other than certain substitute awards issued in connection with an acquisition by us, as described above) covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the Nasdaq Listing Rules or corresponding rules of any other exchange or marketplace on which our stock is traded or listed.
Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of unvested dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. No interest will be paid on unvested dividends.
Restricted Stock Unit Awards. Restricted stock units (“RSUs”) entitle the recipient to receive shares of our common stock, or cash equal to the fair market value of such shares, to be delivered at the time such award vests pursuant to the terms and conditions established by our Board. Our Board may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. Our Board may provide that a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded.
Other Stock-Based Awards. Under the Plan, our Board may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our Board may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our Board may determine. The award agreement of an other stock-based award may provide the holder of an other stock-based award with the right to receive dividend equivalents. Dividend equivalents will be credited to an account for the participant, may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are paid.
Cash Awards. Under the Plan, the Board has the right to grant cash-based awards including awards subject to performance conditions.

Performance Conditions. Our Board may specify that the degree of granting, vesting and/or payout of any award is subject to the achievement of one or more of the following performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board): (1) enterprise value or value creation targets; (2) income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit; (3) cash flow, including but not limited to, from operations or free cash flow; (4) specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other long-term or short-term public or private debt or other similar financial obligations, or other capital structure improvements, which may be calculated net of cash balances or other offsets and adjustments as may be established by the Board; (5) net sales, revenues, net income, or earnings before income tax or other exclusions; (6) operating margin, return on operating revenue, or return on operating profit; (7) return measures (after tax or pre-tax), including return on capital employed, return on invested capital, return on equity, return on assets, return on net assets; (8) market capitalization, earnings per share, fair market value of the shares of the Company, franchise value (net of debt), economic value added; (9) total stockholder return or growth in total stockholder return (with or without dividend reinvestment); (10) financing and other capital raising transactions; (11) proprietary investment results; (12) estimated market share; (13) expansion of sales in additional geographies or markets; (14) expense management/control or reduction (including, without limitation, compensation and benefits expense); (15) customer satisfaction; (16) technological improvements/implementation, new product innovation; (17) collections and recoveries; (18) property or asset purchases; (19) litigation and regulatory resolution/implementation goals; (20) leases, contracts, or financings (including renewals, overhead, savings, G&A, and other expense control goals); (21) risk management/implementation; (22) development and implementation of strategic plans or organizational restructuring goals; (23) development and implementation of risk and crisis management programs; compliance requirements and compliance relief; productivity goals; workforce management and succession planning goals; (24) employee satisfaction or staff development; (25) formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance revenue or profitability or to enhance its customer base; (26) licensing or partnership arrangements; (27) progress of partnered programs and partner satisfaction; (28) progress of internal research or development programs; (29) submission or approval of a new drug application; (30) submission or approval of an investigational new drug application; (31) submission or approval of a therapeutic biologics license; (32) submission to, or approval by, a foreign regulatory body of an applicable filing or a product; (33) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); (34) achievement of a launch of a new drug; (35) initiation or completion of a clinical trial phase; (36) implementation or completion of critical projects; (37) achievement of specified milestones in the discovery and development of one or more of the Company’s products; (38) achievement of specified milestones in the commercialization of one or more of the Company’s products; (39) achievement of specified milestones in the manufacturing of one or more of the Company’s products; (40) achievement of specified regulatory milestones relating to one or more of the Company’s products; (41) completion of a merger, acquisition, or any transaction that results in the sale of all or substantially all of the stock or assets; or (42) any other measure selected by our Board. Such goals may reflect, as applicable, absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures will be adjusted to exclude any one or more of (i) special, unusual, non-recurring or extraordinary items, events or circumstances, (ii) gains or losses on the dispositions of discontinued businesses or operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) fluctuation in foreign currency exchange rates, (vi) charges for restructuring and rationalization programs, (vii) non-cash, mark-to-market adjustments on derivative instruments, (viii) amortization of purchased intangibles, (iv) the net impact of tax rate changes, (v) non-cash asset impairment charges, (vi) gains on extinguishment of the tax receivable agreement and (vii) any other factors as our Board may determine. Such performance measures: (x) may vary by participant and may be different for different awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and (z) may cover such period as may be specified by our Board. The Board will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Any dividends or dividend equivalents awarded with respect to any performance award will be subject to the same limitations on transfer and forfeitability as the award with respect to which it is granted. The Board may adjust the number of shares or cash payable pursuant to a performance award and may, at any time, waive the achievement of the performance measures, including in the case of death, disability or a change in control of the Company.
Eligibility to Receive Awards
All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.
Transferability of Awards
Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code, our Board may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended for the registration of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any transfer until such time as the participant and the permitted transferee have, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.
No Rights as a Stockholder; Clawback
No participant will have any rights as a stockholder with respect to any shares of common stock to be issued with respect to an award granted under the Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the Plan, a participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.
Administration
The Plan will be administered by our Board. Our Board has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Plan that it deems advisable and to construe and interpret the provisions of the Plan and any award agreements entered into under the Plan. Our Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award. All actions and decisions by our Board with respect to the Plan and any awards made under the Plan will be made in our Board of directors’ discretion and will be final and binding on all persons having or claiming any interest in the Plan or in any award.
Pursuant to the terms of the Plan, our Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of our Board. The Board has authorized our compensation committee to administer certain aspects of the Plan, including the granting of awards to executive officers. The Board of Directors, or any such committee, may delegate to an officer of the Company, the authority to make grants under the Plan, subject to the limitations set forth in the Plan. Awards granted to non-employee directors will be administered by a committee of the Board, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Listing Rules or corresponding rules of any other exchange or marketplace on which the Company is traded or listed.
Subject to any applicable limitations contained in the Plan, the Board, our compensation committee, or any other committee or officer to whom the Board delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.
Each award under the Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our Board need not treat participants uniformly. Our Board will determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award. The Board may at any time provide that any award will become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our Board, to (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimit set forth in the Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.
We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.
Amendment of Awards. Except as otherwise provided under the Plan with respect to repricing outstanding stock options or SARs, our Board may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our Board determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the Plan or the change is otherwise permitted under the terms of the Plan in connection with a change in capitalization or reorganization event.
Documentation. Each award will be evidenced in a manner as determined by our Board. Each award may contain terms and conditions in addition to those set forth in the Plan.
Reorganization Events
The Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the Plan as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.
Provisions Applicable to Awards Other than Restricted Stock. Under the Plan, in connection with a reorganization event, our Board may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our Board determines, unless otherwise provided in an applicable agreement): (i) provide that such awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately prior to the consummation of the reorganization event and/or unexercised awards will terminate immediately prior to the consummation of the reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the acquisition price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (v) provide that, in connection with a liquidation or dissolution of the Company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under the Plan in regard to reorganization events, our Board will not be obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically.
For the purposes of the previous paragraph, an award (other than restricted stock) will be considered assumed if, following the reorganization event, the award confers the right to purchase or receive pursuant to the terms of such award, for each share of common stock subject to the award immediately prior to the consummation of the reorganization event, the consideration (whether cash, securities or other property) received as a result of the reorganization event by holders of common stock for each share of common stock held immediately prior to the consummation of the reorganization event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of common stock). However, if the consideration received as a result of the reorganization event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that our Board determines to be equivalent in value (as of the date of such determination or another date specified by our Board) to the per share consideration received by holders of outstanding shares of common stock as a result of the reorganization event.
The Plan also contains certain provisions related to the treatment of RSUs that are subject to Section 409A of the Code in connection with a reorganization event.
Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our Board determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. Our Board, however, may either provide for termination or deemed satisfaction of the repurchase or other rights under any applicable agreement between the participant and us, either initially or by amendment, or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except as otherwise provided in any applicable agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding will automatically be deemed terminated or satisfied.
Provisions for Foreign Participants
The Board may establish one or more sub-plans under the Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to the Plan containing any limitations on the of Board’s discretion under the Plan and any additional terms and conditions not otherwise inconsistent with the Plan as the Board deems necessary or desirable. All supplements adopted by the Board will be deemed to be part of the Plan, but each supplement will only apply to participants within the affected jurisdiction.
Amendment or Termination
If we receive stockholder approval of the Plan, no award may be granted under the Plan after June 15, 2030, but awards previously granted may extend beyond that date. Our Board may amend, suspend or terminate the Plan or any portion of the Plan at any time, except that no amendment that would amend the prohibitions on repricings without stockholder approval may be amended without stockholder approval and no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our common stock is not then listed on any national securities exchange), no amendment of the Plan materially increasing the number of shares authorized under the Plan, expanding the types of awards that may be granted under the Plan or materially expanding the class of participants eligible to participate in the Plan will be effective unless and until the Company’s stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the Plan at the time the amendment is adopted, provided that our Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Plan. No award will be made that is conditioned on stockholder approval of any amendment to the Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.
If stockholders do not approve the adoption of the Plan, the Plan will not go into effect, and the Company will not grant any awards under the Plan. In this event, the Board will continue to make grants under the Existing Plan to the extent of any shares remaining available for issuance thereunder and will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.
Plan Benefits
As of April 15, 2020, approximately 84 persons were eligible to receive awards under the Plan, including the Company’s currently serving named executive officer, 72 employees (other than the currently-serving named executive officer), ten non-employee directors, and one consultant. The granting of awards under the Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.
On April 15, 2020 the last reported sale price of the Company common stock on the Nasdaq Global Select Market was $2.49.
Federal Income Tax Consequences
The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.
Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.
Cash-Based Awards. A participant will have compensation income upon the grant of a cash-based award.
Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.
Recommendation of the Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2020 EQUITY INCENTIVE PLAN.

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Notice or, if applicable, the annual report to stockholders and proxy statement, may have been sent to multiple stockholders who share an address, unless contrary instructions have been received. We will promptly deliver a separate copy of the Notice or, if applicable, the annual report to stockholders and proxy statement to you upon written or oral request to the Company at Solid Biosciences Inc., 141 Portland Street, Fifth Floor, Cambridge, MA 02139 or (617) 337-4680. If you want to receive separate copies of the Notice, proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2021 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 29, 2020, which is 120 days prior to the first anniversary of the mailing date of the Notice. However, if the date of the 2021 annual meeting of stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2021 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement.
If a stockholder wishes to propose a nomination of persons for election to our Board or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by our secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which public disclosure of the date of such annual meeting was made. For stockholder proposals to be brought before the 2021 annual meeting of stockholders, the required notice must be received by our secretary at our principal executive offices no earlier than February 16, 2021 and no later than March 18, 2021.
Stockholder proposals should be addressed to Solid Biosciences Inc., 141 Portland Street, Fifth Floor, Cambridge, MA 02139, Attention: Secretary.

OTHER MATTERS
Our Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting, the individuals named in this proxy statement intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

APPENDIX A

SOLID BIOSCIENCES INC.

2020 EQUITY INCENTIVE PLAN
1. Purpose
The purpose of this 2020 Equity Incentive Plan (the “Plan”) of Solid Biosciences Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and cash and equity performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).
2. Eligibility
All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7), Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
3. Administration and Delegation
(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.
(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
(c) Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

(d) Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the of rules of the Nasdaq Stock Market or corresponding rules of any other exchange or marketplace on which the Company stock is traded or listed (the “Exchange”).
4. Stock Available for Awards
(a) Number of Shares; Share Counting.
(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to a number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), as is equal to the sum of:
(A) 3,000,000 shares of Common Stock; plus
(B) such additional number of shares of Common Stock (up to 4,879,025 shares) as is equal to the sum of (i) the number of shares of Common Stock reserved for issuance under the Company’s 2018 Omnibus Incentive Plan (the “Existing Plan”) that remain available for grant under the Existing Plan as of immediately prior to the date this Plan is approved by the Company’s stockholders (the “Effective Date”) and (ii) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations under the Code).
Any or all of the Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a) and under the sublimit contained in Section 4(b):
(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimit contained in Section 4(b); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;
(B) to the extent that an RSU may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;
(C) if any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimit contained in Section 4(b) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;
(D) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(E) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.
(b) Sublimit on Awards to Non-Employee Directors. The maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director in his or her capacity as a non-employee director shall not exceed $500,000 for an incumbent non-employee director or $1,000,000 in the case of a non-employee director’s initial year of service; provided, however, that fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to the non-employee director as reimbursement of an expense shall not count against the foregoing limit. The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, cash and Awards granted under the Plan to non-employee directors in their capacity as consultants or advisors to the Company are not subject to the limitation set forth in this Section 4(b).
(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimit contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.
5. Stock Options.
(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.
(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Solid Biosciences Inc., any of Solid Biosciences Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.
(c) Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:
(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the applicable date; or
(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the applicable date as reported by an over-the-counter marketplace designated by the Board; or

(3) if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.
For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.
The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the Participant’s agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.
(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1) in cash or by check, payable to the order of the Company;
(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(3) to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;
(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or
(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Exchange.
(h) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.
(i) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.
6. Stock Appreciation Rights
(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.
(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.
(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.
(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.
(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Exchange.
(f) No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.
(g) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.
7. Restricted Stock; RSUs
(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“RSUs”).
(b) Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
(c) Additional Provisions Relating to Restricted Stock.
(1) Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.
(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.
(d) Additional Provisions Relating to RSUs.
(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”).
(2) Voting Rights. A Participant shall have no voting rights with respect to any RSUs.
(3) Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as set forth in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid. No interest will be paid on Dividend Equivalents.
8. Other Stock-Based and Cash-Based Awards
(a) General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).
(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

(c) Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as set forth in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.
9. Performance Awards.
(a) Grants. Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).
(b) Performance Measures. The Board may specify that the degree of granting, vesting and/or payout of any Performance Award shall be subject to the achievement of one or more performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following, and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board: (1) enterprise value or value creation targets; (2) income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit; (3) cash flow, including but not limited to, from operations or free cash flow; (4) specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other long-term or short-term public or private debt or other similar financial obligations, or other capital structure improvements, which may be calculated net of cash balances or other offsets and adjustments as may be established by the Board; (5) net sales, revenues, net income, or earnings before income tax or other exclusions; (6) operating margin, return on operating revenue, or return on operating profit; (7) return measures (after tax or pre-tax), including return on capital employed, return on invested capital, return on equity, return on assets, return on net assets; (8) market capitalization, earnings per share, fair market value of the shares of the Company, franchise value (net of debt), economic value added; (9) total stockholder return or growth in total stockholder return (with or without dividend reinvestment); (10) financing and other capital raising transactions; (11) proprietary investment results; (12) estimated market share; (13) expansion of sales in additional geographies or markets; (14) expense management/control or reduction (including, without limitation, compensation and benefits expense; (15) customer satisfaction; (16) technological improvements/implementation, new product innovation; (17) collections and recoveries; (18) property or asset purchases; (19) litigation and regulatory resolution/implementation goals; (20) leases, contracts, or financings (including renewals, overhead, savings, G&A, and other expense control goals); (21) risk management/implementation; (22) development and implementation of strategic plans or organizational restructuring goals; (23) development and implementation of risk and crisis management programs; compliance requirements and compliance relief; productivity goals; workforce management and succession planning goals; (24) employee satisfaction or staff development; (25) formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance revenue or profitability or to enhance its customer base; (26) licensing or partnership arrangements; (27) progress of partnered programs and partner satisfaction; (28) progress of internal research or development programs; (29) submission of a new drug application (“NDA”) or the approval of the NDA by the U.S. Food and Drug Administration (“FDA”); (30) submission of an investigational new drug application (“IND”) or the approval of the IND by the FDA; (31) submission of a therapeutic biologics license application (“BLA”) or the approval of the BLA by the FDA; (32) submission to, or approval by, a foreign regulatory body of an applicable filing or a product; (33) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (34) achievement of a launch of a new drug; (35) initiation or completion of a clinical trial phase; (36) implementation or completion of critical projects; (37) achievement of specified milestones in the discovery and development of one or more of the Company’s products; (38) achievement of specified milestones in the commercialization of one or more of the Company’s products; (39) achievement of specified milestones in the manufacturing of one or more of the Company’s products; (40) achievement of specified regulatory milestones relating to one or more of the Company’s products; (41) completion of a merger, acquisition, or any transaction that results in the sale of all or substantially all of the stock or assets; or (42) any other measure selected by the Board. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures shall be adjusted to exclude any one or more of (A) special, unusual, non-recurring or extraordinary items, events or circumstances, (B) gains or losses on the dispositions of discontinued businesses or operations, (C) the cumulative effects of changes in accounting principles, (D) the writedown of any asset, (E) fluctuation in foreign currency exchange rates, (F) charges for restructuring and rationalization programs, (G) non-cash, mark-to-market adjustments on derivative instruments, (H) amortization of purchased intangibles, (I) the net impact of tax rate changes, (J) non-cash asset impairment charges, (K) gains on extinguishment of the tax receivable agreement and (L) any other factors as the Board may determine. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and (z) may cover such period as may be specified by the Board. The Board shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Any dividends or Dividend Equivalents awarded with respect to Performance Awards shall be subject to the same limitations on transfer and forfeitability as the Award with respect to which granted.
(c) Adjustments. The Board may adjust the cash or number of shares payable pursuant to such Performance Award, and the Board may, at any time, waive the achievement of the applicable performance measures, including in the case of the death or disability of the Participant or a change in control of the Company.
10. Adjustments for Changes in Common Stock and Certain Other Events
(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimit set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b) Reorganization Events.
(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.
(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/ or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
(B) Notwithstanding the terms of Section 10(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 10(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.
(C) For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.
11. General Provisions Applicable to Awards
(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.
(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.
(d) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e) Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) related to repricings, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.
(f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(g) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.
12. Miscellaneous
(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b) No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.
(c) Effective Date and Term of Plan. The Plan shall become effective on the Effective Date. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.
(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) neither Section 5(g) nor 6(e) requiring stockholder approval of any option or SAR repricing may be amended without stockholder approval; (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.
(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(f) Compliance with Section 409A of the Code. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.
The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.
(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.
(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

SOLID BIOSCIENCES INC.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/15/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Class II Directors

Nominees	**For**	**Against**	**Abstain**
01) Matthew Arnold	☐	☐	☐
02) Adam Stone	☐	☐	☐
03) Lynne Sullivan	☐	☐	☐

NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends you vote FOR proposals 2 and 3.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	**No**
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000466263_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

SOLID BIOSCIENCES INC.
Annual Meeting of Stockholders
June 16, 2020 8:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Ilan Ganot, Jennifer Ziolkowski and Lynette Herscha, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent the undersigned and to vote, as designated on the reverse side, all of the shares of common stock of SOLID BIOSCIENCES INC. (the "Company") that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 8:00 AM Eastern Time on June 16, 2020, at the offices of the Company, and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND PROPOSAL 3. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCIDENTAL TO THE FOREGOING OR ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000466263_2 R1.0.1.18